AGENCY SERVICES AGREEMENT

THIS AGENCY SERVICES AGREEMENT made as of the 8th day of May, 2014 by and between J.P. Morgan Exchange-Traded Fund Trust, a Delaware statutory trust and registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), with offices at 270 Park Avenue, New York, New York 10017 (the “Trust”), on behalf of itself and its series listed on Exhibit A hereto (each a “Fund” or an “ETF Series”), and JPMORGAN CHASE BANK, N.A. a national banking association with a place of business at 383 Madison Avenue, New York, NY 10179 (“J.P. Morgan”).

PREMISE

J.P. Morgan, in its capacity as custodian of the Trust has been engaged to provide custody services to the Trust and its various portfolios pursuant to the terms of a Global Custody Agreement dated as May 7, 2014 (the “Custody Agreement”). The Trust intends to issue in respect of the ETF Series shares known as “ETF1 Shares” for each ETF Series. The ETF Shares shall be created in bundles called “Creation Units.” The Trust, on behalf of the ETF Series, shall create and redeem ETF Shares of each ETF Series only in Creation Units in kind for portfolio securities of the particular ETF Series (“Deposit Securities”) and/or cash, as more fully described in the current prospectus and statement of additional information of the Trust, included in its registration statement on Form N-1A, No. 333-191837, 811-22903; and as authorized under the Order of Exemption dated February 25, 2014 of the Securities and Exchange Commission, Investment Company Act Release No. 30927; File No. 812-13760. Only brokers or dealers that are “Authorized Participants” and that have entered into an Authorized Participant Agreement with the Distributor, acting on behalf of the Trust, shall be authorized to create and redeem ETF Shares in Creation Units from the Trust. The Trust wishes to engage J.P. Morgan to perform certain services on behalf of the Trust with respect to the creation and redemption of ETF Shares, as the Trust’s agent, namely: to provide transfer agent services for ETF Shares of each ETF Series; to act as Index Receipt Agent (as such term is defined in the rules of the National Securities Clearing Corporation) with respect to the settlement of trade orders with Authorized Participants; and to provide custody services under the terms of the Custody Agreement, as supplemented hereby, for the settlement of Creation Units against Deposit Securities and/or cash that shall be delivered by Authorized Participants in exchange for ETF Shares and the redemption of ETF Shares in Creation Unit size against the delivery of Redemption Securities and/or cash of each ETF Series.

NOW THEREFORE, in consideration of the promises herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Trust and J.P. Morgan agree as follows:

1. DEFINITIONS. The following terms as used in this Agreement shall have the meanings as set forth below:

Agreement: means this Agency Services Agreement.

[1]	“ETF” is being shown in this document until the Trust has identified a tradename for its exchange traded fund product.

1

Applicable Law: means any applicable statute, including the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “1933 Act”) and the Securities Exchange Act of 1934, as amended, (the “1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

Authorized Participant: a broker or dealer that is a DTC participant and that has executed an Authorized Participant Agreement with the Distributor for the creation and redemption of Creation Units.

Authorized Participant Agreement: the agreement between the Distributor, on behalf of the Trust, and a broker or dealer that is a DTC Participant governing the creation and redemption of Creation Units.

Authorized Person: means any person who has been designated by written notice from the Trust (or by any agent designated by the Trust, including, without limitation, an Investment Adviser), to act on behalf of the Trust hereunder. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives Instructions from the Trust (or its agent) that any such person is no longer an Authorized Person.

Balancing Amount: means an amount of cash equal to the difference between the net asset value of a Creation Unit and the market value of the Deposit Securities (in the case of an creation) or the market value of the Redemption Securities (in the case of a redemption). For the creation of Creation Units, if the Balancing Amount is a positive number, then it will be an amount that is payable to the ETF Series by the Authorized Participant and if the Balancing Amount is a negative number, then it will be an amount that is payable by the ETF Series to the Authorized Participant. For redemptions of Creation Units, if the Balancing Amount is a positive number, then it will be an amount that is payable by the ETF Series to the Authorized Participant and if the Balancing Amount is a negative number, then it will be an amount that is payable to the ETF Series by the Authorized Participant.

Cash Component: means an amount of cash consisting of the Balancing Amount and a Transaction Fee.

Clearing Process: means CNS (defined below), the NSCC clearing and settlement process for the creation and redemption of Creation Units for securities in kind.

CNS: means the Continuous Net Settlement System of NSCC.

Confidential Information: means and includes all non-public information concerning the Trust which J.P. Morgan receives in the course of providing services under this Agreement.

2

Creation Deposit: means the consideration for the creation of a Creation Unit consisting of Deposit Securities and the Balancing Amount.

Creation Unit: means a large block of a specified number of ETF Shares that makes up one unit of the ETF Series, as specified in the ETF Series’ prospectus. A Creation Unit is the minimum number of ETF Shares that may be created or redeemed at any one time.

Custodian: means J.P. Morgan acting in the capacity as securities custodian for the Trust.

Deposit Securities: means with respect to each business day the designated basket of securities that will generally be tendered to an ETF Series by an Authorized Participant to create one or more Creation Units of that Fund’s ETF Shares.

Distributor: means the party identified as distributor in the Trust prospectus that may sign the Authorized Participant Agreement on behalf of the Trust.

DTC: means The Depository Trust Company, a limited purpose trust company organized under the law of the State of New York.

DTC Participant: means a “participant” as such term is defined in the rules of DTC.

DTC Participant Account: means an “account” as such term is defined in the rules of DTC.

ETF Series: means the series of the Trust that are listed on Exhibit A hereto, as may be amended from time to time.

ETF Shares: means the shares of each ETF Series.

Fund Administrator: means the entity appointed to provide fund administration services to the Trust and/or Funds, as notified by the Trust to J.P. Morgan in writing.

Index Receipt Agent: means J.P. Morgan acting in the capacity as “index receipt agent,” as such term is defined in the rules of NSCC, for the Trust.

Instructions: means instructions which: (i) contain all necessary information required by J.P. Morgan to enable J.P. Morgan to carry out the Instructions; (ii) are received by J.P. Morgan in accordance with the prevailing Security Procedures; and (iii) J.P. Morgan reasonably believes have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which J.P. Morgan may specify.

Investment Adviser: means any person or entity appointed as investment adviser or manager of any of the Funds, in accordance with the Registration Statement.

“J.P. Morgan Indemnitees” means J.P. Morgan, and its nominees, directors, officers, employees and agents.

3

Liabilities: means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and disbursements).

NSCC: National Securities Clearing Corporation, a clearing agency that is registered with the SEC.

Order Taker: means the entity appointed as order taker of the Funds, as notified by the Trust to J.P. Morgan in writing.

Outside the Clearing Process: means processing creation and redemption orders concerning Creation Units and Deposit Securities and Redemption Securities for settlement exclusively through DTC or, when the settlement is not DTC eligible, as a window delivery to the offices of the Custodian.

Redemption Securities: means the designated basket of securities provided by the Trust to an Authorized Participant redeeming a Creation Unit. On any given day, the Redemption Securities may or may not be identical to the Deposit Securities.

SEC: means the Securities and Exchange Commission

Security Procedure: means any security procedure to be followed by the Trust upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs and may be updated by J.P. Morgan from time to time upon notice to the Trust. Trust acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

Shareholder: means DTC or its nominee. A single global certificate for each ETF Series will be issued in the name of DTC or its nominee. DTC or its nominee shall be the sole registered holder of ETF Shares of each ETF Series.

Transaction Fee: means a transaction fee imposed by the Trust and payable by the Authorized Participant in connection with the creation or redemption of Creation Units.

Transfer Agent: means J.P. Morgan acting in the capacity as transfer agent for the ETF Shares of each ETF Series of the Trust.

2. APPOINTMENT. The Trust hereby appoints J.P. Morgan to provide services for the Trust, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the “Board”), on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 of this Agreement.

4

3. REPRESENTATIONS AND WARRANTIES.

(a)	J.P. Morgan represents and warrants to the Trust that:

(i) J.P. Morgan is a national bank duly organized and existing as a banking association under the laws of the United States;

(ii) J.P. Morgan is duly qualified to carry on its business in the State of New York;

(iii) J.P. Morgan is empowered under Applicable Laws and by its charter and by-laws to enter into and perform the services described in this Agreement;

(iv) J.P. Morgan is a transfer agent registered with the SEC.

(v) all requisite corporate action has been taken to authorize J.P. Morgan to enter into and perform this Agreement;

(vi) J.P. Morgan has, and shall continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vii) no legal or administrative proceedings have been instituted or threatened against J.P. Morgan which would impair J.P. Morgan’s ability to perform its duties and obligations under this Agreement;

(viii) J.P. Morgan’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan;

(ix) J.P. Morgan has established pursuant to the Bank Secrecy Act and other U.S. laws and regulations applicable to it, Anti-Money Laundering (AML) compliance programs, including but not limited to: (1) the development of internal policies, procedures, and controls; (2) the designation of a compliance officer; (3) the implementation of ongoing employee training programs; and (4) the creation of an independent audit function to test such programs;

(x) J.P. Morgan has a customer identification program (CIP) consistent with the rules under Section 326 of the USA Patriot Act with respect to the services performed by it under this Agreement;

(xi) To the extent that J.P. Morgan is required to effect currency transactions related to the services under this Agency Services Agreement, J.P. Morgan, in respect of those transactions, will (1) file all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports; (2) screen all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act; and (3) allow appropriate regulators to examine its anti-money laundering books and records;

5

(xii) J.P. Morgan: (i) has in place policies and procedures reasonably designed to ensure compliance with the transfer agent rules of the Securities Exchange Act of 1934, as amended; (ii) will upon reasonable request provide certifications, reports of any material violations of, and any material changes to such policies and procedures to the Trust’s Chief Compliance Officer, and (iii) will maintain appropriate records in accordance with said transfer agent rules and any other applicable laws;

(xiii) J.P. Morgan will comply with the Trust’s portfolio holdings disclosure policy; and

(xiv) J.P. Morgan is not affiliated with any listing exchange for any ETF Series.

J.P. Morgan further agrees that upon the Trust’s request, but no more frequently than annually, it will provide the Trust’s Chief Compliance Officer with an assurance letter regarding compliance with J.P. Morgan’s AML programs.

(b)	The Trust represents and warrants to J.P. Morgan that:

(i) the Trust is duly organized and existing and in good standing under the laws of the State of Delaware;

(ii) the Trust is empowered under Applicable Laws and by its charter document and by-laws to enter into and perform this Agreement;

(iii) all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

(iv) the Trust is an open-end management investment company properly registered under the 1940 Act;

(v) a registration statement under the 1933 Act and the 1940 Act on Form N-1A (the “Registration Statement”) has been filed and shall be effective and shall remain effective during the term of this Agreement, and all necessary filings under the laws of the states shall have been made and shall be current during the term of this Agreement;

(vi) no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement, other than as described in the Trust’s registration statement;

(vii) the Trust’s Registration Statement complies in all material respects with the 1933 Act and the 1940 Act and none of the Trust’s prospectuses and/or statements of additional information, and any amendments and supplements thereto (such prospectuses and statements of additional information, as in effect and as may be amended and supplemented from time to time (herein called the “Prospectus”) contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in the context in which they were made; and

6

(viii) the Trust’s entrance into this Agreement shall not cause a material breach of or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

4. DELIVERY OF DOCUMENTS.

The Trust shall promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

(i) Resolutions of the Board authorizing the appointment of J.P. Morgan to provide certain services to the Trust;

(ii) the Trust’s charter document;

(iii) the Trust’s by-laws;

(iv) the Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the SEC;

(v) the Trust’s Registration Statement, as filed with the SEC;

(vi) the Trust’s final application for an Order of Exemption with respect to the ETF Series and ETF Shares, and the Order of Exemption of the SEC granting the relief requested in the application.

(vii) opinions of counsel regarding the Trust’s securities creation and auditors’ reports;

(viii) the Trust’s Prospectus relating to all funds, series, portfolios and classes, as applicable;

(ix) the Trust’s annual and semi-annual reports for the current year and annually while this Agreement is in effect; and

(x) such other material agreements as the Trust may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

7

5. SERVICES PROVIDED.

J.P. Morgan shall provide the following services subject to the control, direction and supervision of the Board and its designated agents and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, charter document and by-laws; Applicable Laws and regulations; and all resolutions and policies adopted by the Board:

(i) Transfer Agency Services described in Schedule A to this Agreement;

(ii) Index Receipt Agent Services described in Schedule B to this Agreement, and

(iii) such other services in connection with ETF Shares as the parties may mutually agree in writing.

6. FEES AND EXPENSES.

(a) As compensation for the services rendered to the Trust pursuant to this Agreement the Trust shall pay J.P. Morgan the fees outlined on Exhibit B, as may be amended from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. All fees and expenses are to be billed monthly (unless another period is agreed upon) and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

(b) J.P. Morgan shall render, after the close of each month in which services have been furnished, a statement reflecting all of the fees and expenses for such month (or other agreed upon billing period).

(c) In the event that the Trust is more than sixty (60) days delinquent in payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Trust), this Agreement may be terminated by J.P. Morgan upon thirty (30) days’ written notice to the Trust. The Trust must notify J.P. Morgan in writing of any disputed amounts within thirty (30) days of its receipt of the billing for such amounts. Amounts disputed in good faith are not due and payable while they are being investigated.

7. INSTRUCTIONS.

(a) The Trust authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. The Trust will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which J.P. Morgan is authorized to rely under the terms of this Agreement unless the Liabilities result from the willful misfeasance, bad faith or negligence, or reckless disregard of its obligations and duties under this Agreement on the part of a J.P. Morgan Indemnitee with respect to the manner in which such Instructions or directions are followed.

8

(b) Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or suspended.

(c) J.P. Morgan may (in its sole discretion and without affecting any part of this Section 7) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon the Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan shall not be liable for any loss arising from any delay while it seeks such clarification or confirmation, except to the extent such delays result from the willful misfeasance, bad faith or negligence, or reckless disregard of its obligations and duties under this Agreement of J.P. Morgan or J.P. Morgan Indemnitee.

(d) J.P. Morgan may tape or record in other form telephone conversations or other forms of electronic communications with the Trust, its agents or any investor, so long as such taping or form of recording is in compliance with Applicable Laws.

8. LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

(a) J.P. Morgan shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to the Trust for any and all claims, liabilities, losses, damages, fines, penalties and expenses (“Losses”) suffered or incurred by the Trust or the Funds resulting from the failure of J.P. Morgan to exercise such reasonable care, prudence and diligence or resulting from J.P. Morgan’s willful misfeasance, bad faith or negligence, or reckless disregard of its obligations and duties under this Agreement. In addition, J.P. Morgan shall be liable to the Trust for all Losses representing reasonable costs and expenses incurred by the Trust in connection with any claim by the Trust against J.P. Morgan arising from the obligations of J.P. Morgan hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by the Trust in connection with any investigations, lawsuits or proceedings relating to such claim; provided that the Trust has recovered from J.P. Morgan for such claim.

Upon the occurrence of any event that causes or may cause any loss, damage or expense to the Trust, J.P. Morgan shall (i) promptly notify the Trust of the occurrence of such event and (ii) use its commercially reasonable best efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Trust.

Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form , whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to J.P. Morgan’s performance hereunder.

(b) Trust on behalf of itself and each Fund will indemnify J.P. Morgan, its officers, employees and agents against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan, its officers, employees and agents in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided the J.P. Morgan, its officers, employees and agents have acted with reasonable care and have not acted with willful misfeasance, bad faith or negligence, or reckless disregard of their obligations and duties under this Agreement in connection with the Liabilities in question.

9

Trust shall have no liability whatsoever for any indirect, incidental, consequential, special or speculative loss or damages (including, without limitation, lost profits) of any form whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(c) Without limiting subsections (a) and (b) above, J.P. Morgan shall not be responsible for, and the Trust shall indemnify and hold J.P. Morgan, its officers, employees and agents harmless from and against, any and all Liabilities, incurred by J.P. Morgan, any of its officers, employees or agents, or the Trust’s agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

(i) any and all actions of J.P. Morgan or its officers, employees or agents required to be taken pursuant to this Agreement;

(ii) the reasonable reliance on or use by J.P. Morgan or its officers, employees or agents of information, records, or documents which are received by J.P. Morgan or its officers, employees or agents and furnished to it or them by or on behalf of the Trust, and which have been prepared or maintained by the Trust or any third party on behalf of the Trust;

(iii) the Trust’s refusal or failure to comply with the terms of this Agreement or the Trust’s actions, or lack thereof, involving negligence or willful misconduct;

(iv) the breach of any representation or warranty of the Trust hereunder;

(v) the reliance by J.P. Morgan, its officers, employees or agents on any share certificates which are reasonably believed to bear the proper manual or facsimile signature of an Authorized Person of the Trust;

(vi) any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by data, corporate action or pricing services, depositories or clearing systems, or securities brokers or dealers;

(vii) the offer or sale of ETF Shares by the Trust in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such ETF Shares in such state (1) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Trust prior to the effective date of this Agreement;

(viii) any failure of the Trust’s registration statement to comply with the 1933 Act and the 1940 Act and any other Applicable Laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in the Trust’s Prospectus;

10

(ix) the actions taken by the Trust, the Distributor or by the Trust’s investment advisers in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

(x) all actions, omissions, or errors caused by third parties to whom J.P. Morgan or the Trust have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Trust or the Distributor, or by the Trust’s investment advisers, administrator or sponsor.

Notwithstanding subsection (a) above, J.P. Morgan shall have no duty or obligation of reasonable care with respect to any of the activities described in clauses (vii), (viii) (ix) or (x) of this subsection (c).

(d) The Trust shall defend J.P. Morgan or, at Trust’s option, settle any claim, demand or cause of action, whether groundless or otherwise, that ETF Shares or any of the services provided herein for the Trust infringes on, violates or misappropriates any patent, copyright, trademark, trade secret or any other proprietary right, and shall indemnify and hold harmless J.P. Morgan, its officers, employees and agents against all Liabilities, including court and settlement costs incurred by J.P. Morgan or any of them as a result of or relating to such claim, demand or cause of action (“Third Party Claim”). J.P. Morgan shall notify the Trust in writing of any such Third Party Claim, and give the Trust all reasonably necessary information and assistance to defend or settle such Third Party Claim. J.P. Morgan may participate in the defense or settlement of the Third Party Claim at any time and may retain its own counsel but Trust shall not be liable for any legal fees or expenses subsequently incurred by J.P. Morgan in connection with the defense thereof, unless (i) Trust has agreed to pay such fees and expenses, (ii) Trust shall have failed to employ counsel satisfactory to J.P. Morgan in a timely manner or (iii) J.P. Morgan shall have reasonably determined that representation of J.P. Morgan by counsel provided by Trust pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Trust and J.P. Morgan, including, without limitation, situations in which there are one or more legal defenses available to J.P. Morgan that are different from or additional to those available to the Trust. J.P. Morgan shall not settle or compromise any Third Party Claim subject to indemnification hereunder without the written consent of the Trust (which consent shall not be unreasonably withheld or delayed).

(e) This Section 8 shall survive the termination of this Agreement, regardless of the party that terminated the Agreement or the reason therefor.

9. TERM AND TERMINATION.

This Agreement shall become effective on the date first herein-above written. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. In the event of the termination of the Custody Agreement between J.P. Morgan and the Trust, J.P. Morgan may terminate this Agreement in whole or in part simultaneously with the transition of the assets to a successor custodian. Subject to the foregoing, this Agreement shall continue in

11

effect until terminated by either party on at least sixty (60) days prior written notice to the other party. The terminating party in its notice to the other party shall specify the date of termination. Upon termination of this Agreement, the Trust shall pay to J.P. Morgan such compensation and any reasonable out-of-pocket or other reimbursable expenses which may become due or payable under the terms of this Agreement as of the date of termination or after the date that the provision of services ceases, whichever is later.

10. NOTICES.

Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Trust:	President, J.P. Morgan Exchange-Traded Fund Trust
c/o J.P. Morgan Asset Management
270 Park Avenue
New York, NY 10017

With copies to:	J.P. Morgan Funds Funds Legal
c/o J.P. Morgan Asset Management
270 Park Avenue
New York, NY 10017

If to J.P. Morgan in its capacity as Transfer Agent to:

JPMorgan Chase Bank, N.A.
14201 North Dallas Parkway
Dallas, TX 75254
Attention: Transaction Processing Manager
Telephone: (469)-477-1578
Fax: (469)-477-1894

If to J.P. Morgan in its capacity as Index Receipt Agent to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
Newark, DE 19713
Attention: Transaction Processing Manager
Telephone: (302)-552-0634
Fax: (302)-552-6091

If to J.P. Morgan in its capacity as Custodian, as provided for in the Custody Agreement.

12

11. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

12. FORCE MAJEURE. J.P. Morgan shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its Transfer Agent, Index Receipt Agent and custody business that are required by Applicable Law and that it determines from time to time meet reasonable commercial standards. Neither party shall have any liability, however, for any damage, loss or expense of any nature that the other party may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, malfunction of equipment or software (except to the extent such malfunction is primarily attributable to the other party’s negligence in selecting, operating or maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of the party (including without limitation, in the case of J.P. Morgan, the non-availability of appropriate foreign exchange); provided, however, that the party must notify the other party promptly when it becomes aware of a specific occurrence or event and uses commercially reasonable efforts to resolve the adverse effects of the occurrence or event.

13. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

14. ASSIGNMENT; DELEGATION. This Agreement will be binding on each of the parties’ successors and assigns, but except as noted below, the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that any corporation or banking association into which J.P. Morgan may be merged or with which J.P. Morgan may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which J.P. Morgan shall be a party, or any corporation or banking association succeeding to J.P. Morgan’s corporate custody business, shall succeed to all J.P. Morgan’s rights, obligations and immunities hereunder without the execution or filing of any consent or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

J.P. Morgan may delegate to a reputable agent any of its functions herein. J.P. Morgan shall act in good faith in the selection, use and monitoring of delegate, and any delegation or appointment hereunder shall not relieve J.P. Morgan of any of its obligations under this Agreement. To the extent reasonably practicable, J.P. Morgan shall consult with the Customer before it implements the delegation of a material portion of the Services.

15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

13

16. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of either of the courts specified and to accept service of process to vest personal jurisdiction over them in such courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

17. USE OF THE OTHER PARTY’S NAME. The Trust shall not use J.P. Morgan’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of J.P. Morgan hereunder, in a manner not approved by J.P. Morgan in writing prior to such use; provided, however, that J.P. Morgan shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

J.P. Morgan shall not use the Trust’s name in any material relating to J.P. Morgan unless approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

18. CONFIDENTIALITY.

(a) Subject to Section 18(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s or Funds’ business, or with the consent of the Trust.

(b) The Trust authorizes J.P. Morgan to disclose Confidential Information to the extent necessary to provide the relevant services to the Funds to:

(i)	its professional advisers, auditors or public accountants;

(ii)	its Affiliates; and

(iii)	any revenue authority or any governmental entity.

14

(c) Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.

19. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original and together shall constitute one and the same agreement.

20. HEADINGS. Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

21. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits, and also including the Custody Agreement to the extent custody services are provided in conjunction with Index Receipt Agent services for ETF Shares, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein for the Trust, Funds and ETF Shares, whether oral or written.

22. SEVERAL OBLIGATIONS OF THE FUNDS. This Agreement is executed on behalf of the Trust and not on behalf of the Board or Trustees personally or individually. The obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders personally but are binding only upon the assets and property of the Trust and Funds. With respect to the obligations of each Fund arising hereunder, J.P. Morgan shall look for payment or satisfaction of any such obligation solely to the assets of the Fund to which such obligation relates as though J.P. Morgan had separately contracted by separate written instrument with respect to each Fund, and in no event shall J.P. Morgan have recourse, by set-off or otherwise, to or against any assets of any other Funds. Upon request of J.P. Morgan, the Trust shall promptly inform J.P. Morgan of the proper attribution amongst the Funds of any outstanding obligations due hereunder. J.P. Morgan may rely on such allocation stipulated by the Trust without further inquiry or liability.

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

J.P. MORGAN EXCHANGE-TRADED FUND TRUST		JPMORGAN CHASE BANK, N. A.

By:	/s/ Paul Shield	By:	/s/ Anna Maria Calla Minniti

Name:	Paul Shield	Name:	Anna Maria Calla Minniti
Title:	Treasurer	Title:	Vice President
Date:	5/9/14	Date:	5/9/2014

16

AGENCY SERVICES AGREEMENT

SCHEDULE A

TRANSFER AGENCY SERVICES

FOR ETF SERIES

J.P. Morgan shall provide the following services for the Trust in its capacity as Transfer Agent for each ETF Series, as well as the transfer agent services included in the Form of Authorized Participant Agreement and Form of Authorized Participant Handbook, attached to this Schedule A as Exhibits A-1 and A-2, respectively. Unless otherwise defined in this Schedule A, defined terms will have the same meaning as set forth in Section I of this Agreement.

A. Creation and Redemption of ETF Shares of each ETF Series.

1. Pursuant to such creation orders that Index Receipt Agent shall receive from the Distributor, Trust or its agent, Transfer Agent shall register the appropriate number of book entry only ETF Shares in the name of DTC or its nominee as the sole shareholder (the “Shareholder”) for each ETF Series and deliver the shares of the applicable ETF Series in Creation Units on the business day next following the trade date (T+1) to the DTC Participant Account of the Custodian for settlement. It is understood and agreed that J.P. Morgan, in its capacity as Transfer Agent, Index Receipt Agent or Custodian, shall not be responsible for determining whether any order, if accepted, shall result in the depositor of the Creation Deposit owning or appearing to own eighty percent (80%) or more of the outstanding ETF Shares of such ETF Series.

2. Pursuant to such redemption orders that Index Receipt Agent shall receive from the Distributor on behalf of the Trust or other designated agent of the Trust, Transfer Agent shall redeem the appropriate number of ETF Shares of the applicable ETF Series in Creation Units that are delivered to the designated DTC Participant Account of Custodian for redemption and debit such shares from the account of the Shareholder on the register of the applicable ETF Series.

3. Transfer Agent shall issue ETF Shares of the applicable ETF Series in Creation Units for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of ETF Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Transfer Agent. In issuing ETF Shares of the applicable ETF Series through DTC to a purchaser, Transfer Agent shall be entitled to rely upon the latest Instructions that are received from the Distributor, Trust or its agent by the Index Receipt Agent (as set forth in Schedule B, Section A. Subsection 3(b) of this Agreement) concerning the creation and delivery of such shares for settlement.

4. Transfer Agent shall not issue any ETF Shares for a particular ETF Series where it has received an Instruction from the Trust or written notification from any federal or state authority that the sale of the ETF Shares of such ETF Series has been suspended or discontinued, and Transfer Agent shall be entitled to rely upon such Instructions or written notification.

5. Upon the creation of ETF Shares of any ETF Series as provided herein, Transfer Agent shall not be responsible for the payment of any original create or other taxes, if any, required to be paid by the Trust in connection with such creation.

6. ETF Shares of any ETF Series may be redeemed in accordance with the procedures set forth in the Prospectus of the Trust and in the Authorized Participant Agreement and J.P. Morgan shall duly process all redemption requests.

B. Payment of Dividends and Distributions on ETF Shares of each ETF Series.

1. J.P. Morgan shall prepare and make payments for dividends and distributions declared by the Trust on behalf of the ETF Series.

2. The Trust or its designated agent shall promptly notify both the Custodian and the Transfer Agent of the declaration of any dividend or distribution in respect of each ETF Series. The Trust or its designated agent shall furnish to J.P. Morgan a statement signed by an Authorized Person: (i) indicating that dividends have been declared on a specific periodic basis and Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which the Shareholder shall be entitled to payment, the total amount payable to the Shareholder and the total amount payable to J.P. Morgan as Transfer Agent on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by ETF Series, the date of payment thereof, the record date as of which the Shareholder is entitled to payment, and the amount payable per share to the Shareholder as of that date and the total amount payable to Transfer Agent on the payment date. The Trust’s Board of Trustees shall approve the Authorized Persons to provide such information to J.P. Morgan.

3. Upon its receipt from the Trust of the information set forth in Subsection 2 immediately above, the Fund Administrator, based upon the amount of ETF Shares outstanding on its books and records, shall calculate the total dollar amount of the dividend or distribution on each ETF Series and notify the Trust of this amount. The Trust shall verify this total dollar amount as calculated by the Fund Administrator. Provided the Trust is in agreement with the Fund Administrator, the Trust shall instruct the Custodian to place in a dividend disbursing account maintained by the Transfer Agent funds equal to the total cash amount of the dividend or distribution to be paid out in respect of each ETF Series. Should Custodian determine that it does not have sufficient cash in the Custody Account to pay the total amount of the dividend or distribution to the Transfer Agent, Custodian shall advise the Trust and the Trust shall either adjust the rate of the dividend or distribution or provide additional cash to Custodian for credit to the dividend disbursing account maintained by Transfer Agent. The Transfer Agent shall credit such dividend or distribution to the account of the Shareholder.

4. Should Transfer Agent not receive from Custodian sufficient cash to make payment as provided in the immediately preceding Subsection, Transfer Agent or Custodian shall notify the Trust, and Transfer Agent shall withhold payment to the Shareholder until sufficient cash is provided to J.P. Morgan and J.P. Morgan shall not be liable for any claim arising out of such withholding.

C. Recordkeeping.

1. J.P. Morgan shall create and maintain such records in accordance with laws, rules and regulations applicable to J.P. Morgan as a registered transfer agent. All records shall be available for inspection and use by the Trust. J.P. Morgan shall maintain such records for at least six years or for such other period as J.P. Morgan and the Trust may mutually agree.

2. Upon reasonable notice by the Trust, J.P. Morgan shall make available during regular business hours all records and other data created and maintained by J.P. Morgan as Transfer Agent for reasonable audit and inspection by the Trust, any person retained by the Trust or the SEC.

3. J.P. Morgan shall record the creation of ETF Shares of each ETF Series and maintain, pursuant to Rule 17Ad-10(e) under the 1934 Act, a record of the total number of ETF Shares of each ETF Series that are authorized, based upon data provided to J.P. Morgan by the Trust or the ETF Series, issued and outstanding. Also, J.P. Morgan shall provide the Trust on a regular basis with the total number of ETF Shares authorized, issued and outstanding in respect of each ETF Series but shall not be responsible for, when recording the creation of ETF Shares, monitoring the creation of such shares or compliance with any laws relating to the validity of the creation or the legality of the sale of such shares.

D. Establish Procedures.

Procedures applicable to the transfer agent services to be performed hereunder may be established from time to time by agreement between the Trust and J.P. Morgan. J.P. Morgan shall have the right to utilize any shareholder accounting and record-keeping systems that, in its opinion, enables it to perform any services to be performed hereunder, provided that their usage does not, among other things, compromise the confidentiality of the Trust’s records or otherwise breach this Agreement.

AGENCY SERVICES AGREEMENT

SCHEDULE A

EXHIBIT A-1

Form of Authorized Participant Agreement

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into as of this          day of                      20     (the “Effective Date”), by and between                      (the “Participant”) and SEI Investments Distribution Co. (together with its affiliates, the “Distributor”), principal underwriter of J.P. Morgan Exchange-Traded Fund Trust (the “Trust”), and is subject to acceptance by                      (the “Transfer Agent”) in its capacity as transfer agent of the Trust. Capitalized terms used herein and not otherwise defined have the meaning assigned to them in SECTION 14 of this Agreement.

WHEREAS, the Trust is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company;

WHEREAS, the Trust offers shares of one or more individual investment portfolios that relate solely to the assets specifically allocated to such portfolios (each, a “Series”);

WHEREAS, each Series is listed for trading on one or more U.S. national securities exchanges or associations and operates as an “Exchange Traded Fund” or “ETF”;

WHEREAS, the Distributor serves as the principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest of each Series of the Trust (“Shares”);

WHEREAS, the Transfer Agent serves as the transfer agent for the Trust;

WHEREAS, the Shares of any Series offered by the Trust (now or in the future) may be directly purchased from or redeemed to the Trust at a price based on the net asset value per Share (subject to applicable “Law” and the terms hereof) only by or through a registered broker-dealer and member of The Depository Trust Company that has entered into an authorized participant agreement with the Distributor; and

WHEREAS the Distributor and the Participant intend that the Trust shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement.

NOW THEREFORE, the parties hereto in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

SECTION 1 ORDERS FOR PURCHASE AND REDEMPTION

1.01 Creation Units. The Shares of any Series offered by the Trust may only be directly purchased from or redeemed to the Distributor in Creation Units. The number of Shares of a Series constituting a Creation Unit will be stated in the “Prospectus” of the applicable Series, as may be amended from time to time. The Participant is authorized to purchase and redeem Creation Units of such Series as determined in the discretion of the Trust and/or the Distributor, subject to applicable law and the terms hereof. The Participant acknowledges and agrees that (i) the Trust and/or the Distributor from time to time may change or adjust the number of Series available to the Participant in the Trust’s or the Distributor’s discretion; provided, however, that the Distributor will make reasonable efforts to provide notice to the Participant prior to any such adjustment to the Series available to the Participant, and (ii) the Series that the Participant is authorized to purchase or redeem Creation Units of may be different than the Series available to other participants executing an authorized participant agreement similar to this Agreement. The Participant may obtain a list of authorized Series from the Distributor upon request. Neither the Distributor nor the Trust will unreasonably reduce the number of Series available to the Participant.

1.02 Procedures for Orders. The procedures for placing and executing Purchase Orders and Redemption Requests are described in the Prospectus for each Series and in the AP Handbook. All Orders shall be placed and executed in accordance with the terms and procedures set forth in the Prospectus and the AP Handbook. Orders received in proper form in accordance with such terms and procedures shall be processed at the net asset value per Share of the relevant Series next determined after such Order is received in proper form. The Participant agrees to comply with any and all requirements stated in the Prospectus and in the AP Handbook to the extent applicable to it. The Trust reserves the right to revise or augment the procedures relating to the manner of purchasing or redeeming Creation Units. The Distributor will make commercially reasonable efforts to provide prior notice to the Participant of any material changes to the AP Handbook with respect to the placement of Orders. Revised procedures shall not apply retroactively to Orders submitted prior to such change in procedure, unless required by applicable Law. The Participant agrees to comply with such procedures as they may be revised or augmented from time to time. Such revised or additional procedures may be implemented by the Trust, with respect to any or all Series, due to changing Law, market conditions, administrative or operational processes or requirements for new or existing Series, or any other purposes.

Any Series may, subject to applicable Law, change the manner in which a Purchase Order and/or Redemption Request may be placed and/or executed by the Participant, including, without limitation, requiring that a Purchase Order or Redemption Request be cleared outside the CNS Clearing Process or any non-CNS Clearing Process.

1.03 NSCC Authorization. Solely with respect to Orders processed through the CNS Clearing Process, the Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant instructions, including without limitation instructions regarding the transfer of Deposit Securities, Cash Amounts and Cash Components, consistent with the Order instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

1.04 Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Trust, the Transfer Agent or their respective Affiliated Persons with respect to any Orders will be recorded, and the Parties hereby consent to the recording of all calls with any of those persons or entities. The Participant also acknowledges and agrees that its access to, and actions taken on, the Website may be recorded.

1.05 Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it will not be possible to cancel or modify an Order once the Participant has placed it unless the Trust consents to such cancellation or modification in its sole discretion. The Participant agrees to exercise caution before placing all Orders. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust or the Distributor in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust has the absolute right to reject any Purchase Order or Redemption Request (to the extent permitted by Law and the Prospectus) transmitted to it by the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any such rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day.

1.06 Prospectus and Trade Confirmation Delivery. The Participant consents to the delivery of the Prospectus and trade confirmations electronically, and understands that unless the Participant notifies the Distributor in writing that this consent is revoked, the Participant can only obtain access to Prospectuses from the Distributor electronically. The Trust makes the current Prospectuses and annual and semi-annual shareholder reports for each applicable Series available on the Trust’s website: www.                    .com. The Participant agrees to maintain a valid electronic mail address for purposes of receiving Prospectuses and trade confirmations and further agrees to promptly notify the Distributor if its electronic mail address for this purpose changes. The Participant understands that it must have regular and continuous Internet access to access all documents relating to a Prospectus.

SECTION 2 EXECUTION OF PURCHASE ORDERS

2.01 Fund Deposit. To effect the purchase of a Creation Unit of a Series, the Participant agrees to deliver to the Series a Fund Deposit plus any applicable Cash Amount.

2.02 Cash in Lieu. The Trust may, in its sole discretion and to the extent permitted by Law, permit or require the substitution of an amount of cash to be added to any Cash Component to replace any Deposit Security (“cash in lieu”). The Trust may suspend the ability of the Participant to engage in cash in lieu transactions with respect to any Series at any time, without prior notice.

2.03 Delivery of Collateral or Fund Deposit. As described in the Prospectus and the AP Handbook from time to time, the Trust may, in its sole discretion, permit collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Series in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional collateral to be posted if, in the sole discretion of the Trust, the existing collateral is insufficient to protect the Series from market or other risks relating to the undelivered security. The Series may at any time use such cash or collateral to purchase Deposit Securities without further consultation with the Participant. To the extent permitted by the Prospectus, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Purchase Orders. The Participant understands and agrees that in the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Purchase Order may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Series, the Transfer Agent or the Distributor related to the cancelled Purchase Order.

2.04 Title to Securities; Restricted Shares. The Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good, marketable and unencumbered title to such securities, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (A) any agreement or arrangement entered into by the Participant or any Participant Client, (B) any provision of the 1933 Act, and any regulations thereunder (except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is included by a Series as a Deposit Security (a “Rule 144A Security”)), or of the applicable laws or regulations of any other applicable jurisdiction or (C) any such securities being “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

2.05 Corporate Actions. With respect to any Purchase Order, the Trust, on behalf of each applicable Series, shall return to the Participant or the Participant Client any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security on the Business Day on which the Trust receives and accepts the Purchase Order in proper form, should have been paid to the Participant or the Participant Client. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of such Deposit Security on the Business Day on which the Trust receives and accepts the Purchase Order in proper form, should have been paid to the Trust.

2.06 Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Purchase Order, the Participant hereby agrees it will transfer same day funds for each purchase of Shares in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not of the Trust or the Distributor. The Participant hereby agrees to deliver the Cash Amount and/or Cash Component through DTC to an account designated by the Trust on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

2.07 Ownership of Deposit Securities. Notwithstanding anything to the contrary contained herein, and subject to the provisions of Section 2.02, the Participant agrees that this Agreement is a contract for the sale of the Deposit Securities in praesenti, and that ownership of, and all attendant rights to and benefits of, the Deposit Securities shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Order in proper form and in accordance with the foregoing terms and procedures.

SECTION 3 EXECUTION OF REDEMPTION REQUESTS

3.01 Creation Units. To effect the redemption of a Creation Unit of a Series, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Amount and/or Cash Component. Proceeds of redemption of a Creation Unit shall consist of Fund Securities and/or any applicable Cash Component, less any applicable Cash Amount. As described in the Prospectus and the AP Handbook, from time to time, the Trust may, in its sole discretion, permit the Participant to redeem a Creation Unit when the Participant is unable to deliver all or part of a Creation Unit by posting collateral to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Series in anticipation of delivery of all or a portion of the Creation Unit, and may require additional collateral to be posted if, in the sole discretion of the Trust, the existing collateral is insufficient to protect the Series from market or other risks relating to the undelivered Shares. The Series may at any time use such cash or collateral to purchase Shares without further consultation with Participant. To the extent permitted by the Prospectus, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Redemption Request.

3.02 Delivery of Collateral or Shares. The Participant understands and agrees that in the event collateral or Shares are not transferred to the Trust (or the Custodian for the benefit of the Trust) by the time specified, a Redemption Request may be cancelled by the Trust and the Participant will be solely responsible for all expenses and costs incurred by the Trust, the Transfer Agent or the Distributor related to the cancelled Order. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Redemption Request.

3.03 Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Request for the purpose of redeeming any Creation Unit of Shares of any Series unless it has first ascertained that it or the Participant Client, as the case may be, owns outright or has full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Series to be redeemed as a Creation Unit and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership or precluding the tender of such Shares for redemption. In the event that the Distributor and/or the Trust have reason to believe that the Participant does not have the requisite number of Shares of the relevant Series to be redeemed as a Creation Unit, the Distributor and/or the Trust may require the Participant to deliver or execute supporting documentation in order for the Redemption Request to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Participant’s Redemption Request being rejected as not in proper form.

3.04 Same Business Day Purchase and Redemption. Notwithstanding anything to the contrary contained herein, except as otherwise specifically advised by the Participant in writing to the Distributor and the Trust, the Participant represents and warrants on behalf of itself and any Participant Client that in the case of any Redemption Request that is placed on the same Business Day as any Purchase Order is placed by the Participant for the same Series: (i) the Redeeming Shareholder is not the same Participant or Participant Client as the Purchasing Shareholder; (ii) the Redeeming Shareholder is not affiliated in any manner to or with the Purchasing Shareholder; (iii) the Redeeming Shareholder and the Purchasing Shareholder are acting for their own respective beneficial interests; (iv) the placing of such Redemption Request and such Purchase Order is not for the beneficial interest of the same person; and (v) the placing of such Redemption Request and such Purchase Order is not pursuant to any common plan, mutual agreement, or understanding.

3.05 Corporate Actions. With respect to any Redemption Request, the Participant acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to it or a Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Series. It is acknowledged and agreed that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution or other corporate action to be paid to the Participant or to the Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Series. Likewise, the Trust, on behalf of the applicable Series, shall return to the Participant or any Participant Client any dividend, distribution or other corporate action paid to it in respect of any Fund Security that is transferred to the Trust, on behalf of the applicable Series, that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Participant or the Participant Client.

3.06 Cash Amount and Cash Component. In situations where a Cash Amount and/or a Cash Component will be applied to a Redemption Request, the Participant hereby agrees that it will make available or transfer funds in an amount equal to the Cash Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Fund Securities, which shall be the sole responsibility of the Participant and not of the Trust or the Distributor. The Participant hereby agrees to ensure that the Cash Amount and/or Cash Component will be received by the Trust on or before the Contractual Settlement Date or such earlier time as may be designated by the Trust.

SECTION 4 BENEFICIAL OWNERSHIP LIMITATION

4.01 Beneficial Ownership. The Participant represents and warrants to the Distributor and the Trust that any portfolio securities deposited with the Trust will have an adjusted tax basis equal to the fair market value of such securities at the time of the contributions. The Participant represents and warrants to the Distributor and the Trust that immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of such Series made publicly available by the Trust) it does not hold for its account or the account of any single Beneficial Owner of Shares of the relevant Series eighty percent (80%) or more of the outstanding Shares of such relevant Series. The Participant agrees that the confirmation relating to any Order for one or more Creation Units of Shares of a Series shall state as follows: “Purchaser represents and warrants that, immediately after giving effect to the purchase of Shares to which this confirmation relates, it will not own or hold eighty percent (80%) or more of the outstanding Shares of the relevant Series of the [Trust]”. If the Participant acts as agent for another party or parties in acquiring Shares, then Participant agrees that no party or parties on behalf of whom Participant acquired Shares in the transaction to which the confirmation relates holds or owns through the Participant account, immediately after such acquisition, eighty percent (80%) or more of the outstanding Shares of the relevant Series. The Trust and the Transfer Agent and Distributor shall have the right to require information from the Participant regarding Share ownership of each Series, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Series by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

4.02 Rule 144A Securities. The Participant represents and warrants to the Distributor and the Trust that immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, it or any Beneficial Owner of the Rule 144A Security will be a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

SECTION 5 AUTHORIZED PERSONS

5.01 Phone Orders and Website Orders. When placing Orders by phone, an Authorized Person, on behalf of the Participant, will be required to provide their personal ID and submit a valid PIN Number (with such personal ID and PIN Number to be issued by the Distributor). When placing Orders through the Website, an Authorized Person on behalf of the Participant, will be required to enter a valid firm PIN Number, a valid personal ID and password (with such password provided by the Distributor) for Website access and trade order processing. The Participant will only have access to certain section(s) of the Website, as determined by the Trust or the Distributor, in their sole discretion. The Participant will adhere to the security procedures mandated by the Distributor from time to time in all material respects. The PIN Number, personal ID and password shall be kept confidential and shall not be shared with any third party unless otherwise required by applicable Law. It is acknowledged and agreed that these procedures may be revised and updated from time to time and made available in the AP Handbook.

5.02 PIN Numbers and Password. Upon the execution of this Agreement by the Participant and the acceptance thereof by the Distributor, the Participant shall be issued a PIN Number by the Distributor and each Authorized Person will be issued a personal ID and password for use on the Website. To place Orders through the Distributor, the Authorized Person must provide the Participant’s valid PIN Number and must also enter a valid personal ID and password to access the Website. The PIN Number is used to identify the Participant and validate instructions issued by the Participant pursuant to this Agreement. The Distributor shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Participant has revoked its PIN Number (and, with respect to the Website, its password) and such revocation has been acknowledged by the Distributor. The Distributor shall be under no obligation to verify that an Order is being placed by an Authorized Person. The Participant agrees that neither the Distributor nor the Trust shall be responsible for any losses incurred by the Participant as a result of an Authorized Person identifying himself or herself as a different Authorized Person or an unauthorized person identifying himself or herself as an Authorized Person. The PIN Number and password shall be kept confidential and only provided to Authorized Persons unless otherwise required by applicable Law. The Participant may revoke the PIN Number and password at any time upon written notice to the Distributor and the Trust, and the Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number and/or password or has used the PIN Number and/or password in an unauthorized manner. Upon receipt of such written request, the Distributor shall promptly de-activate the PIN Number and/or password. If a Participant’s PIN Number and/or password is changed, the new PIN Number and/or password will become effective on a date mutually agreed upon by the Participant and the Distributor.

5.03 Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Trust and/or Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent, a certificate (the form of which is set forth in Annex I) signed by the Participant’s Secretary or other duly authorized official setting forth the names, electronic mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date. It shall be the responsibility of the Participant to ensure that the Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and such notice shall be effective upon receipt by the Distributor.

SECTION 6 STATUS OF PARTICIPANT AND DISTRIBUTOR

6.01 Ability to Enter Into Agreement. Each of the Participant and Distributor hereby represents and warrants that it (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, and (iii) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and has taken all necessary action required by its governing documents or other applicable requirements of law to authorize the execution, delivery and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid and binding obligation of it and be enforceable against it in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.02 Clearing Status. The Participant hereby represents and warrants that with respect to (i) all Orders of Creation Units of any Series, it is a DTC Participant, (ii) any Order of Creation Units of any Series initiated through the CNS Clearing Process, it is a Participating Party and (iii) any Order of Creation Units of any Series initiated through the applicable Non-CNS Clearing Process, it has the ability to transact through such processes designated by such Series. Any change in the status of the Participant with respect to subsection (i) of this Section 6.02 shall terminate this Agreement and the Participant shall give prompt written notice to the Distributor and the Trust of such change. If, at any time, the Participant’s representation and warranty made in subsections (ii) or (iii) of this Section 6.02 becomes inaccurate, Participant shall give prompt (but in any event within two Business Days) written notice to the Distributor and the Trust in writing, and, notwithstanding anything to the contrary herein, the Distributor or the Trust may elect to immediately terminate this Agreement in their sole discretion.

6.03 Broker Dealer Status. The Participant hereby represents and warrants that it is (i) registered as a broker-dealer under the 1934 Act, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it is so required to be qualified in accordance with all applicable laws, rules and regulations, and (iii) a member in good standing of FINRA. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and NASD/FINRA Conduct Rules, to the extent such laws, rules and regulations relate to Participant’s Orders and related transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of any Series of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold. The Participant also agrees that it will not offer or sell Shares of any Series of the Trust in any non-U.S. jurisdiction or to any person who (or whose registered office) is located in any jurisdiction outside of the U.S.

6.04 Distributor Status. The Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Distributor and the Trust hereby caution Participant that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

6.05 Anti-Money Laundering. The Participant represents, warrants and covenants that it has established and presently maintains, and will continue to maintain throughout the term of this Agreement, an anti-money laundering program (the “Program”) reasonably designed to prevent the Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules applicable to it including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”).

SECTION 7 ROLE OF PARTICIPANT

7.01 Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Distributor, and if requested, the Trust or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

7.02 Maintenance of Records. The Participant agrees to maintain records of all Orders relating to Shares made by or through it and, to the extent it can do so in a manner consistent with any contractual obligations of Participant to any clients and applicable Laws, to furnish copies of such records to the Trust or the Distributor upon the reasonable request of the Trust or the Distributor.

SECTION 8 MARKETING MATERIALS AND REPRESENTATIONS

The Participant represents, warrants and agrees that it will not make any representations concerning Shares, the Trust or any Series other than those contained in or consistent with the Prospectus for each Series or in any promotional materials or sales literature furnished to the Participant by the Trust or the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Trust or the Distributor and such other information and materials as may be approved in writing by the Trust and the Distributor. The Participant understands that the Trust or any of its Series will not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials will prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant may without the written approval of the Trust or the Distributor prepare and circulate in the regular course of its business or for internal use, research reports institutional sales literature (as such term in defined in NASD Rule 2211 or any successor rule), correspondence (as such term is defined in NASD Rule 2211 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares, provided that such materials comply with applicable NASD rules (or comparable FINRA rules, if such NASD rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA rules). The Participant agrees that any representation or statement in such reports, sales literature, correspondence, communications or other similar materials will not contain any untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and, to the extent such materials include statements of fact regarding the Shares, such statements of fact will be consistent with the Prospectus of the Series to which such Shares relate. As between the Trust and Distributor on one hand and the Participant on the other, Participant agrees that Participant shall be fully responsible and liable for such reports, sales literature, correspondence, communications or other similar materials.

Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an “Authorized Participant,” or any similar designation, in any materials relating to any Series, the Trust or as may be necessary to meet applicable legal requirements.

SECTION 9 IRREVOCABLE PROXY

9.01 Appointment of Irrevocable Proxy. The Participant, from time to time, may be a beneficial owner and/or an owner of record of Shares. To the extent that it is a beneficial owner of Shares, the Participant does hereby irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned Shares of a Series, which the Participant is or may be entitled to vote at any meeting of a Series held after the date this Agreement is executed, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall “echo” vote (or abstain from voting) the Participant’s beneficially owned Shares (i.e., vote such Shares in the same manner and in the same proportion as the votes (or abstentions) of other holders of the corresponding Series) on any matter, question or resolution submitted to the vote of shareholders of the applicable Series and with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person.

9.02 Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this SECTION 9: (i) is hereby given full power of substitution and revocation, (ii) may act through such agents, nominees or substitute attorneys as it may from time to time appoint, and (iii) may provide voting instructions to such agents, nominees or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

9.03 Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a beneficial owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy automatically shall terminate with respect to any Series or the Trust as a whole, if the Distributor ceases to act as Distributor to any Series or the Trust, as applicable. The Distributor may terminate this irrevocable proxy with sixty (60) days written notice to the Participant.

SECTION 10 INDEMNIFICATION; LIMITATION OF LIABILITY

10.01 Indemnification of Distributor. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent, their respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees, collectively “Losses”) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations such as the NASD/FINRA Conduct Rules; or (iii) actions of such Distributor Indemnified Party in reliance upon any instructions issued over the phone or the Website reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant or an Authorized Person. The foregoing shall not apply to any Losses incurred by such Distributor Indemnified Party arising out of the Distributor Indemnified Party’s own fraud, willful misconduct or reckless disregard of its duties hereunder.

10.02 Limitation of Liability. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant in connection with the placement of Orders or otherwise, including as a result of unauthorized use of the Participant’s PIN Number.

10.03 Survival. This SECTION 10 shall survive the termination of this Agreement.

SECTION 11 THIRD PARTY BENEFICIARIES

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and intend that the Trust shall be a third-party beneficiary of this Agreement and be entitled to enforce all of the terms hereof, including, without limitation, the rights granted in its favor and in favor of the Distributor, the Transfer Agent or the Custodian under this Agreement.

SECTION 12 NOTICES

All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or electronic mail with confirmed delivery status notification. All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic mail transmission, when sent, addressed as follows or at such other address as such party may designate in writing. Notwithstanding the above, delivery of any amendment or supplement to the Prospectus or AP Handbook shall be made via email to the Participant.

DISTRIBUTOR:	PARTICIPANT:
Attn: General Counsel SEI Investments Distribution Co. One Freedom Valley Drive Oaks, Pennsylvania 19456-1100	Attn:
Telephone: (610) 676-3482 Facsimile: (610) 676-3482 Email:	Telephone: Facsimile: Email:

TRANSFER AGENT:	TRUST

Attn:	Attn:

Telephone: Facsimile: Email:	Telephone: Facsimile: Email:

SECTION 13 COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that this Agreement shall be immediately effective if the execution of this Agreement supersedes any other authorized participant agreement among the Parties that is currently in effect.

SECTION 14 DEFINITIONS

The capitalized terms used in this Agreement are defined below. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the AP Handbook.

14.01 “1933 Act” means the Securities Act of 1933, as amended.

14.02 “1934 Act” means the Securities Exchange Act of 1934, as amended.

14.03 “1940 Act” has the meaning set forth in the preamble of this Agreement.

14.04 “Affiliated Person” shall have the meaning given to it by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order applicable to the Trust or their investment adviser.

14.05	“Agreement” has the meaning set forth in the preamble of this Agreement.

14.06 “AP Handbook” means the handbook and other supplemental materials that accompany, or are made available in connection with, this Agreement that clarify and provide revised or additional procedures with respect to a Participant’s transactions with the Distributor and the Trust, as they may be amended from time to time by the Distributor or the Trust and made available to the Participant. The AP Handbook is incorporated by reference into this Agreement and hereby made a part hereof. It is acknowledged and agreed that the AP Handbook may be made available solely in an electronic format accessible via the internet. Any changes to the AP Handbook made available to the Participant subsequent to the date of this Agreement shall also be deemed incorporated by reference herein.

14.07 “Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Participant.

14.08 “Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the 1934 Act.

14.09 “Business Day” shall mean each day the exchange on which a Series is listed is open for regular trading.

14.10 “Cash Amount” means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the applicable Prospectus. Without limiting the generality of the foregoing, the term “Cash Amount” shall also include any fees, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by the Trust in taking possession of, liquidation of or other use of any collateral posted in lieu of delivery of Deposit Securities or Shares.

14.11 “Cash Component” means, (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Securities and the net asset value of the Creation Unit; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the net asset value of the Creation Unit being redeemed and the total aggregate value of the Fund Securities delivered by the Series in consideration for the Creation Unit, in such case including any cash in lieu amounts.

14.12 “cash in lieu” shall have the meaning given such term in Section 2.02 of this Agreement.

14.13 “CNS Clearing Process” means the Continuous Net Settlement clearing processes of NSCC, as such processes have been enhanced to effect purchases and redemptions of Creation Units.

14.14 “CNS System” means the Continuous Net Settlement clearing processes of NSCC.

14.15 “Contractual Settlement Date” means the date as specified in the Prospectus or in the AP Handbook upon which delivery of Deposit Securities, Shares and/or any Cash Component, as applicable, must be made by the Participant to the Trust.

14.16 “Creation Unit” means an aggregation of a specified number of Shares of a Series, as specified in the applicable Prospectus.

14.17 “Custodian” means [name of Custodian] or such other custodian as the Trust may specify from time to time.

14.18 “Deposit Securities” means an in-kind deposit of a designated portfolio of equity or fixed-income securities or other financial instruments as determined from time to time in the sole discretion of the Trust in accordance with the terms of the Prospectus.

14.19 “Distributor Indemnified Party” shall have the meaning set forth in Section 10.01.

14.20 “Distributor” has the meaning set forth in the preamble hereto.

14.21 “DTC Participant” means a person that is eligible and authorized to participate in the DTC direct registration system.

14.22 “DTC” means The Depository Trust Company.

14.23 “Effective Date” has the meaning set forth in the preamble hereto.

14.24 “Exchange Traded Fund” or “ETF” has the meaning set forth in the preamble hereto.

14.25 “Federal Reserve System” means the central banking system of the United States.

14.26 “FINRA” means the Financial Industry Regulatory Authority, Inc.

14.27 “Fund Deposit” means the requisite Deposit Securities and, if applicable, a Cash Component.

14.28 “Fund Securities” means in-kind redemption proceeds of a designated portfolio of securities or other financial instruments as determined from time to time in the sole discretion of the Trust

14.29 “Law” means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions and, with respect to a Party, the rules and regulations of any self regulatory organization of which such Party or, to the extent relevant to the performance of a Party’s obligations under this Agreement, such Party’s Affiliate, is a member or securities market on which Shares are listed.

14.30 “Losses” has the meaning set forth in Section 10.01 hereto.

14.31 “non-CNS Clearing Process” means the applicable clearing process specified for any Series, including but not limited to those affected through the facilities of DTC, the Federal Reserve System, Euroclear, the custodian, local subcustodians and/or any subset or combination thereof.

14.32 “NSCC” means the National Securities Clearing Corporation.

14.33 “Orders” means Purchase Orders and Redemption Requests.

14.34 “Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

14.35 “Participant” has the meaning set forth in the preamble hereto.

14.36 “Participating Party” means a Participant who is a member of the NSCC and a participant in the CNS System of NSCC

14.37 “Party” means the Distributor, the Participant and the third-party beneficiaries named in SECTION 11.

14.38 “PIN Number” means a unique personal identification number issued to the Participant pursuant to this Agreement.

14.39 “Prospectus” means each Series’ current prospectus and statement of additional information included in the Trust’s effective registration statement, as supplemented and/or amended from time to time, the contents of which are hereby incorporated into this Agreement by reference.

14.40 “Purchase Order” means an irrevocable order to purchase one or more Creation Units by a Participant.

14.41 “Purchasing Shareholder” means, in the case of a same Business Day Purchase Order and Redemption Request as described in Section 3.04, the Participant (in the case of a Purchase Order that is placed for the Participant’s own beneficial interest) or Participant Client (in the case of a Purchase Order that is placed for the Participant Client’s beneficial interest).

14.42 “Redeeming Shareholder” means, in the case of a same Business Day Purchase Order and Redemption Request as described in Section 3.04, the Participant (in the case of a Redemption Request that is placed for the Participant’s own beneficial interest) or Participant Client (in the case of a Redemption Request that is placed for the Participant Client’s beneficial interest).

14.43 “Redemption Request” means a request to redeem one or more Creation Units by a Participant.

14.44 “Rule 144A Security” has the meaning set forth in Section 2.04 hereof.

14.45 “Series” has the meaning set forth in the recitals and includes Series that are formed and offered after the date of this Agreement.

14.46 “Shares” has the meaning set forth in the recitals.

14.47 “Transfer Agent” has the meaning set forth in the preamble of this Agreement and shall apply to any other transfer agent as the Trust may specify from time to time upon notice to the Participant.

14.48 “Trust” has the meaning set forth in the preamble of this Agreement.

14.49 “Website” means the website: https://etfwebservices.seic.com/ETF (or such other web address as may be communicated by the Distributor or the Trust to the Participant from time to time) established and maintained by the Trust or their affiliates for purposes of allowing Participants to place Orders, as it may be updated from time to time.

SECTION 15 INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the AP Handbook, represents that it has reviewed such document and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Series may contain, among other things, procedures relating to the creation and redemption of Shares. The Participant hereby acknowledges and agrees that it has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Series in which it transacts. In the event that any information contained in the AP Handbook or posted on the Website is in conflict with the information disclosed in the Prospectus for a Series, the information contained in the Prospectus shall be controlling. In the event that any information posted on the Website (for the avoidance of doubt, it is acknowledged and agreed that the Website is deemed not to include the Prospectus or the AP Handbook) is in conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall be controlling. The Trust will make reasonable efforts to keep the information contained in the AP Handbook or posted on the Website and contained in the Prospectus consistent.

SECTION 16 EFFECTIVENESS, TERMINATION, AMENDMENT AND ASSIGNMENT

This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated at any time by any Party upon sixty days prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a breach by the other Party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by an authorized representative of each Party. For the avoidance of doubt, it is acknowledged and agreed that changes in procedures stated in the Prospectus or AP Handbook shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by the Participant, except in connection with the sale of all or substantially all of the Participant’s business to another party.

SECTION 17 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the 1933 Act or the 1934 Act, the latter shall control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

SECTION 18 COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

SEI INVESTMENTS DISTRIBUTION CO.	[NAME OF PARTICIPANT]

By:	By:
Name:	Name:
Title:	Title:

ACKNOWLEDGED BY: J.P. MORGAN EXCHANGE-TRADED FUND TRUST	, as Transfer Agent

By:	By:
Name:	Name:
Title:	Title:

ANNEX I

CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of [NAME OF PARTICIPANT] (each, an “Authorized Person”) are authorized, in accordance with the                      Authorized Participant Agreement between [NAME OF PARTICIPANT] and SEI Investments Distribution Co., as such Agreement may be amended from time to time, to act as agent of [NAME OF PARTICIPANT] to submit purchase orders and redemption requests (“Orders”) on behalf of [NAME OF PARTICIPANT] and to give instructions or any other notice or request on behalf of [NAME OF PARTICIPANT] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A—List of Current Authorized Persons

Name:

e-mail Address:

Telephone:

Fax:

Name:

e-mail Address:

Telephone:

Fax:

Name:

e-mail Address:

Telephone:

Fax:

Name:

e-mail Address:

Telephone:

Fax:

SECTION B—List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on Participant’s previous Certificate have been added as Authorized Persons:	The following persons who were included on the Participant’s previous Certificate are no longer Authorized Persons:

The undersigned, [name of secretary or authorized officer], [title] of [name of PARTICIPANT], does hereby certify that the persons listed in Section A above have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By:
Name:
Title:

Date:

AGENCY SERVICES AGREEMENT

SCHEDULE A

EXHIBIT A-2

Form of Authorized Participant Handbook

J.P. Morgan

Exchange-Traded

Fund Trust

AUTHORIZED PARTICIPANT

PROCEDURES HANDBOOK

TABLE OF CONTENTS

Introduction	3
PIN Number Information	4
Initial Issuance	4
Revocation and Reissuance	4
Purchase of Creation Units	5
Eligibility	5
Cut-Off Time for Purchase Orders	5
Transmittal of Purchase Orders	5
Receipt/Delivery of Creation Order	5
Transaction Fees	5
Delivery of Creation Units	6
Settlement	6
Right to Reject Purchase Orders for Creation Unit Aggregations	6
Redemption of Shares	7
Eligibility	7
Cut-Off Time for Redemption Orders	7
Transmittal of Redemption Orders	7
Transaction Fees	7
Receipt/Delivery of Redemption Order	7
Settlement	8
Suspension of Right to Redeem Creation Unit Aggregations	8
Placing Creation/Redemption Orders with SEI	9
Placing a phone order	9
Placing ETF Order via the SEI ETF Order Taking Platform	11
Non Standard Orders	13
Orders Placed on T-1	13
Cash in Lieu Amount	13
Collateral for Missing Deposit Securities	13
Transaction Fees	14
NAV Errors	14
APPENDIX A – GLOSSARY OF TERMS	15
APPENDIX B – FUND INFORMATION	16
JPMorgan Diversified Return Global Equity ETF	16

Introduction

J.P. Morgan Investment Management Inc. (“JPMIM” or “Sponsor”) and SEI Investments Distribution Co. (“SEI”) welcome you as an Authorized Participant (“AP”) for J.P. Morgan Exchange-Traded Fund Trust (“JPM ETF”). Only APs are permitted to directly purchase or redeem Shares of the Funds directly with the Trust. Definitions used in this Procedures Handbook can be found in the Glossary in Appendix A.

This Procedures Handbook details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units. All Orders must be made in accordance with terms and procedures set forth herein. Sponsor or SEI may send you updates or supplements to this Procedures Handbook from time to time, as necessary.

THE PROCEDURES SET FORTH IN THIS HANDBOOK ARE BASED UPON AND SUBJECT TO EACH FUND’S THEN CURRENT PROSPECTUS, STATEMENT OF ADDITIONAL INFORMATION AND ALL APPLICABLE EXEMPTIVE ORDERS ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION (COLLECTIVELY THE “REGULATORY DOCUMENTS”). IN THE EVENT THAT THE TERMS OF ANY PROCEDURE DESCRIBED IN THIS HANDBOOK CONFLICTS WITH THE TERMS OF ANY REGULATORY DOCUMENT OR ANY APPLICABLE LAW OR REGULATION, THE TERMS OF SUCH REGULATORY DOCUMENT, LAW OR REGULATION SUPERSEDE SUCH PROCEDURE AND SHALL BE CONSIDERED PART OF THIS HANDBOOK.

3

PIN Number Information

Please note that before an AP may place any Purchase Order, it must sign the Authorized Participant Agreement and return it to SEI.

Only authorized traders of the AP will be allowed to place Orders for Fund Shares. The unique Personal Identification Number (“PIN”) helps identify the AP and authenticate instructions the AP provides to SEI. An AP’s PIN must be kept confidential and be provided only to those persons who are authorized to give instructions relating to Orders on behalf of the AP. A list of all authorized traders must be sent to SEI with the Authorized Participant Agreement, but may be supplemented and/or amended in writing as set forth in the Authorized Participant Agreement.

Initial Issuance

Before an AP may place an Order, it must receive a unique “PIN” from SEI. This PIN serves to identify an AP. SEI will issue each AP a PIN once a fully executed Authorized Participant Agreement is received by SEI. This PIN is to be used by all authorized traders within the firm. If an AP does not receive a PIN in a timely manner, it should contact SEI at 844-999-6225.

In addition to placing order telephonically using the PIN, each authorized trader for the AP will be able to place orders via a secure ETF Order taking platform website (“Platform”). Each trader will be issued a personal username and a personal password. Using the firm PIN and his or her username and password, the trader will be able to place creation and redemption orders via this Platform.

Revocation and Reissuance

An AP may revoke its PIN at any time. In addition, an AP must revoke its PIN:

•	in the event that it becomes aware that an unauthorized person has received access to its PIN or has or intends to use the PIN in an unauthorized manner; or

•	upon the termination or revocation of authority of an authorized person of the AP.

To revoke a PIN, an AP must provide written notice to SEI. Written notice must be provided by an officer or principal of the AP acting in his or her capacity as such. An AP may initially provide written notice by email to ETFOPS@seic.com, but an original hard copy must be sent by overnight courier to:

SEI Investments Distribution Co.

Attn: ETF Operations

1 Freedom Valley Drive

Oaks, PA 19456

The written notice should contain the address and person to whose attention SEI should issue the replacement PIN and, if applicable, a secure fax number to which SEI should transmit the PIN.

SEI will immediately de-activate the AP’s PIN upon receipt of such written notice (by email or original hard copy, whichever is received first), and, if appropriate, shall issue a new PIN promptly. SEI will issue the new PIN via overnight courier (to the address provided in the written notice) unless the written notice specifically requests that the PIN be provided via secure fax (in which case, the PIN will be sent via the secure fax provided in the written notice). The new PIN will be effective upon delivery. If the original copy of the notice is not received by the AP within two (2) business days, SEI reserves the right to revoke the newly issued PIN.

The AP should be aware that revocation of its PIN will temporarily prevent it from being able to place orders until the new PIN is activated.

4

Purchase of Creation Units

The Funds will offer, issue and sell Shares only in Creation Unit Aggregations of a specified number of Shares, or such other amount of Shares as designated in the relevant Fund’s Prospectus, through SEI on a continuous basis, without a sales load, at their NAV per Share next determined after receipt of a Purchase Order in proper form on any Business Day. Creation Units are sold at their NAV, plus a transaction fee (if applicable).

Eligibility

To be eligible to place a Purchase Order with SEI, an AP must be a DTC Participant.

Cut-Off Time for Purchase Orders

SEI must receive all Purchase Orders to purchase Creation Unit Aggregations no later than 4:00pm EST. (or such earlier times if so designated in a Fund’s Prospectus or such earlier time that the Listing Exchange closes). If Purchase Orders are received by a Fund’s identified Cut-off Time and are accepted by SEI, the Purchase Order will be processed based on the NAV of the Fund as next determined on such date. The date on which a Purchase Order to purchase Creation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing orders for Creation Unit Aggregations of the Funds should afford sufficient time to permit proper submission of the order to SEI prior to the identified Cut-off Time on the Transmittal Date. Purchase Orders received after the Cut-off Time will be processed the next Business Day.

An AP may, under certain circumstances, submit a non-standard order or an order on Transmittal Date T-1. In order to submit such order, the Participant must acknowledge the additional procedures described below.

Transmittal of Purchase Orders

Purchase Orders may be transmitted by an AP to SEI via telephone or the internet.

By telephone:	844-999-6225
By internet:	https://etfwebservices.seic.com/ETF

Economic or market disruptions, or telephone or other communication failure may impede the ability to reach SEI.

Receipt/Delivery of Creation Order

A Creation Order is deemed received by SEI on the Transmittal Date if (i) such order is deemed received by SEI not later than the specified Cut-Off Time on such Transmittal Date; and (ii) all other applicable procedures set forth in this Procedures Handbook are properly followed. Each Fund reserves the right to reject a Creation Order for the reasons set forth in each Fund’s Prospectus.

When applicable, JPMorgan Chase Bank, N.A. (“JPMCB”), the Custodian, will settle cash and security Creation Units and cash-only Creation Units via the CNS Process. If the CNS Process is not applicable, JPMCB and the AP will settle cash via a Fed Funds wire and securities in the local market(s) as appropriate. If the Custodian does not receive the Cash or Shares by the market close on the settlement date, such order may be charged interest for delayed settlement or cancelled. In the event a Purchase Order is cancelled, the AP will be responsible for reimbursing the Fund for all costs associated with canceling the order including costs for repositioning the portfolio. Notwithstanding the above, the AP shall not be charged interest for delayed settlement or cancellation, and shall not be responsible for costs associated with canceling an order, if the delayed settlement or cancellation was for reasons outside of the AP’s control or the AP was not otherwise responsible or at fault for such cancellation.

Transaction Fees

A Transaction Fee may be charged for each Creation Unit as set forth in each Fund’s Prospectus. If applicable, the Transaction Fee may consist of a fixed fee and may also include a variable fee.

5

Delivery of Creation Units

When Cash and / or the Deposit Securities are received by the Custodian on the third (3rd) Business Day (or earlier) after the Creation, the Shares will be released.

Settlement

Purchase Orders for the Funds normally settle on a T+3 basis. At its sole discretion, the Sponsor may agree on a settlement cycle shorter than T+3, provided the AP is given advance notice by the Sponsor and/or the Distributor of any decision to settle Purchase Orders on a settlement cycle shorter than T+3.

The Participant bears 100% of the liability for any stamp duties and related charges.

Right to Reject Purchase Orders for Creation Unit Aggregations

Each Fund reserves the right to reject a Purchase Order transmitted to it by SEI if:

•	it determines that the Purchase Order is not in proper form;

•	the purchaser or group of related purchasers, upon obtaining the Creation Units of Shares, would own 80% or more of the outstanding Shares of such Fund

•	the Sponsor believes that the Purchase Order would have adverse tax consequences to any Fund or its shareholders;

•	the Purchase Order would in the opinion of counsel be unlawful;

•	the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Fund, JPMIM and/or any sub-advisers, have an adverse effect on the Fund or on the rights of the Fund’s beneficial owners; or

•	circumstances outside the control of the Fund make it, for all practical purposes, not feasible to process creations of Creation Units.

SEI shall promptly notify an AP of the rejection of a Purchase Order.

6

Redemption of Shares

Shares of the Funds may be redeemed only in Creation Unit Aggregations of a specified number of Shares as designated in the relevant Fund’s Prospectus, through SEI on a continuous basis, without a sales load, at their NAV next determined after receipt of a Redemption Order on any Business Day. The Trust will not redeem Shares in amounts less than the Creation Unit Aggregation.

Eligibility

To be eligible to place Redemption Orders with SEI, an AP must be a DTC Participant.

Cut-Off Time for Redemption Orders

SEI must receive all Redemption Orders to purchase Creation Unit Aggregations no later than 4:00 pm EST (or such earlier times if so designated). If Redemption Orders are received by a Fund’s identified Cut-off Time and are accepted by SEI, the Redemption Order will be processed based on the NAV of the Fund as next determined on such date. The date on which a Redemption Order to redeemCreation Unit Aggregations is placed is referred to as the “Transmittal Date.” An AP placing a Redemption Order for Creation Unit Aggregations of the Funds should afford sufficient time to permit proper submission of the order to SEI prior to the identified Cut-off Time on the Transmittal Date. Redemption Orders received after the Cut-off Time will be processed the next Business Day.

An AP may, under certain circumstances, submit a non-standard order or an order on Transmittal Date T-1. In order to submit such order, the Participant must acknowledge the additional procedures described below.

Transmittal of Redemption Orders

Redemption Orders may be transmitted by an AP to SEI via telephone or the internet.

By telephone:	844-999-6225
By internet:	https://etfwebservices.seic.com/ETF

Economic or market disruptions, or telephone or other communication failure may impede the ability to reach SEI or an AP.

Transaction Fees

A Transaction Fee may be charged for each Creation Unit redeemed as set forth in each Fund’s Prospectus. If applicable, the Transaction Fee may consist of a fixed fee and may also include a variable fee.

Receipt/Delivery of Redemption Order

A Redemption Order for Creation Unit Aggregations is deemed received by SEI on the Transmittal Date if (i) such request is received by SEI not later than the Fund’s identified Cut-off Time on such Transmittal Date (or such earlier time if so designated); and (ii) all other applicable procedures set forth in this Procedures Handbook are properly followed. The Funds reserve the right to reject a Redemption Order for the reasons set forth in each Fund’s Prospectus.

When applicable, JPMCB, the Custodian, will settle cash and security Redemption units and cash-only Redemption units via the CNS Process. If the CNS Process is not applicable, JPMCB and the AP will settle cash via a Fed Funds wire and securities will settle in the local market as appropriate. The AP shall deliver Shares of Funds containing global securities to the Custodian through DTC no later than 10:00 am Eastern Time of the next Business Day immediately following the Transmittal Date. If the Custodian does not receive the Cash or Shares by the market close on the settlement date, such order may be charged interest for delayed settlement or cancelled. If delivery fails, the Redemption Order may be cancelled. If

7

a Redemption Order is cancelled, the AP will be required to reimburse the Fund for all costs associated with the cancellation including the cost to reposition the portfolio, provided, however, that the AP shall not be responsible for such costs if the order was cancelled for reasons outside of its control or it was not otherwise responsible or at fault for such cancellation. The Trust will not settle partial Creation Unit Aggregations.

Settlement

Redemption Orders customarily settle on a T+3 basis. Redemption Orders which may settle earlier than T+3 may be subject to a charge, which shall be calculated as determined by the Fund or Sponsor.

The Participant bears 100% of the liability for any stamp duties and related charges.

Suspension of Right to Redeem Creation Unit Aggregations

The right of redemption may be suspended or the date of payment postponed with respect to any Fund (i) for any period during which NYSE Arca is closed (other than for customary holidays or weekend closings); (ii) for any period during which an emergency exists as a result of which disposal of the Shares of the Fund’s portfolio securities or determination of its NAV is not reasonably practicable; (iii) for any period during which trading on NYSA Arca is suspended or restricted; or (iv) in such other circumstances as is permitted by the SEC or such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

8

Placing Creation/Redemption Orders with SEI

SEI offers 2 ways to enter in creation and redemption of the Shares – via the phone and via a secure order taking web platform. Below are ‘how-to’ instructions and guidelines with respect to both ways. For additional procedures, contact SEI at 844-999-6225 or at etfops@seic.com

Placing a phone order

The following is an overview of the process necessary to places Orders with SEI via the phone:

Step 1

An authorized trader of an AP calls 844-999-6225, SEI’s recorded JPM ETF trade line. The trader must place and complete an order between 9:00 a.m. EST and the Fund’s Cut-off Time, as set forth in the applicable Fund’s Registration Statement.

Incoming telephone calls are queued and will be handled in the sequence received. Orders to create or redeem units must be completed prior to the applicable Fund’s Cut-off Time. If the entire order process cannot be completed by the applicable Fund’s Cut-off Time, the order cannot be accepted. When calling in orders near the end of the day, please allow sufficient time for the process to be completed prior to the close.

Step 2

The trader will provide his/her name, the name of the AP that he/she represents and the AP’s PIN to the SEI Phone Representative.

The SEI representative will verify that the name provided by the trader is a person authorized to place trades on behalf of the AP and that the PIN is accurate. If this information is not correct, the SEI representative will not process the Order.

Step 3

The authorized trader communicates to the SEI representative all the necessary information to place an order. The information should include a minimum of the below, in addition to any other information that would assist in completion of the call:

•   Indicate if the trade is a Creation or Redemption

•   Ticker Symbol

•   Number of Units

Step 4

Once the trades are initially requested, the SEI representative will restate this information to the trader to verify that the Order information is accurate. After the order has been verbally verified by the SEI representative, the SEI representative will complete the order in the ETF System.

Following the verification process, the SEI representative will submit the Order to SEI’s order entry system, which will then generate a Trade ID. The SEI representative will confirm to the authorized trader before completing the phone call that the order has been received. This will complete the call.

AN ORDER IS NOT CONSIDERED COMPLETE UNTIL THIS TRADE ID IS GENERATED BY THE SYSTEM. FOR EACH FUND, SEI’S ORDER ENTRY SYSTEM AUTOMATICALLY CLOSES AT EACH FUND’S CUT-OFF TIME AND WILL NOT ACCEPT ORDERS. THEREFORE, NO ORDER WILL BE ACCEPTED BY SEI AFTER A FUND’S CUT-OFF TIME EVEN IF THE TRADER CALLED SEI AND INITIATED THE ORDER ENTRY PROCESS PRIOR TO THE FUND’S CUT-OFF TIME.

9

Step 5

After generating a Trade ID, SEI’s Platform will automatically send the authorized trader an e-mail Affirmation detailing the contents of the Order.

Note: As set forth in the Regulatory Documents, SEI and each Fund have the right to reject an Order transmitted to it under certain circumstances.

Step 6

SEI delivers trade Confirmations to all APs via e-mail once the applicable Funds have accepted the orders and SEI Fund Accounting, the Fund’s administrator, calculates the Funds’ Net Asset Value (NAV) for that day. These email(s) are generated typically around 6 pm EST.

This information is similar to the Affirmation, but includes “Final Cash” for settlement purposes.

10

Placing ETF Order via the SEI ETF Order Taking Platform

In addition to the PIN each authorized trader for the AP will be able to place orders via a secure ETF Order taking platform website (“Platform”). Each trader will be issued a personal username and a personal password. Along with the firm PIN, the trader will be able to place creation and redemption orders following the instructions stated above regarding cut-off times, etc.

Website link: https://etfwebservices.seic.com/ETF

In order to utilize the Platform the trader must agree to the Agreement of Use and the Terms of Use. The Platform utilizes multi-factorial authorization to ensure a secure order taking experience.

The authorized trader’s personal password will expire every 30 days, at which time the password must be reset. Should the trader forget or misplace their password, they must contact SEI to have it reset.

SEI will de-activate an authorized trader’s username upon receipt of such written notice. It is the AP responsibility to notify SEI if a trader is no longer with the AP firm and the username must be deactivated.

The following is an overview of the process necessary to places Orders with SEI via the Platform:

Step 1

An authorized trader of an AP logs into the SEI Platform using this link: https://etfwebservices.seic.com/ETF.

The trader must log in with their personal username, personal password and JPM ETF PIN. The trader must place and complete an order between 9:00 a.m. EST and the Fund’s closing time, as set forth in the applicable Fund’s Registration Statement.

Step 2	In the ‘Enter New Trade’ screen, the authorized trader will complete the page with: • Creation or Redemption • Ticker Symbol • Number of Units

Step 4

Once the trade is entered, click the ‘Submit’ button at the bottom of the screen. Then another box will appear. This box is for the trader to review the new order. If the trade is in good order, the trade must click the ‘Submit’ button. If they want to go back, click the “Cancel’ button.

AN ORDER IS NOT CONSIDERED COMPLETE UNTIL THIS TRADE ID IS GENERATED BY THE SYSTEM AND THE TRADE BLOTTER DISPLAYS THE ORDER WITH THE ID AND TIME STAMP. FOR EACH FUND, SEI’S ORDER ENTRY SYSTEM AUTOMATICALLY CLOSES AT EACH FUND’S CUT-OFF TIME AND WILL NOT ACCEPT ORDERS. THEREFORE, NO ORDER WILL BE ACCEPTED BY SEI AFTER A FUND’S CUT-OFF TIME EVEN IF THE TRADER INITIATED THE ORDER ENTRY PROCESS PRIOR TO THE FUND’S CUT-OFF TIME.

11

Step 5

After generating a Trade ID, SEI’s Platform will automatically send the authorized trader an e-mail Affirmation detailing the contents of the Order.

Note: As set forth in the Regulatory Documents, SEI and each Fund have the right to reject an Order transmitted to it under certain circumstances.

Step 6

SEI delivers trade Confirmations to all APs via e-mail once the applicable Funds have accepted the orders and SEI Fund Accounting, the Fund’s administrator, calculates the Funds’ Net Asset Value (NAV) for that day. These email(s) are generated typically around 6 pm EST.

This information is similar to the Affirmation, but includes “Final Cash” for settlement purposes

For additional procedures or to set up a demo or the SEI order taking platform, contact SEI at 844-999-6225 or etfops@seic.com.

12

Non Standard Orders

The following guidelines must be followed by the AP when placing a non-standard order (e.g., substituting cash-in-lieu of one or more Deposit Securities):

Prior to placing a Non-Standard Order, the AP must contact SEI at the JPM ETF Trade line to discuss the cash and/or the securities (together, the “Non Standard Consideration”) expected to be delivered by (in the case of a Creation Order) or received by (in the case of a Redemption Order) the AP per the Non-Standard Order on settlement date. SEI will then communicate the details of the requested Non-Standard Order to JPMIM. If JPMIM provides authorization to SEI regarding the use of the Non-Standard Consideration, SEI will continue processing the Order as described in “Placing Phone Orders”. If JPMIM rejects the Order, SEI will communicate such action to the AP.

Notwithstanding the Order Cut-off Time described in Appendix B, the Order Cut-off Time for Non-Standard Orders will be one hour prior to the closing time of the regular trading session on the NYSE on a Transmittal Day; provided that, when the NYSE closes early on a Transmittal Day prior to a holiday, or for any other reason, the Order Cut-off Time shall be one hour prior to the earlier NYSE close on such Transmittal Day (“Non-Standard Order Cut-off Time”). Non-Standard Orders will not be processed if received after the applicable Non-Standard Order Cut-off Time.

Orders Placed on T-1

An AP wishing to place an Order on Transmittal Date T-1 must contact SEI at the JPM ETF Trade line before 5:00 p.m., Eastern time (or by one hour after the close of the Listing Exchange, if earlier). SEI will then communicate the details of the requested T-1 Order to JPMIM. If JPMIM provides authorization, SEI will continue processing the Order as described in “Placing Phone Orders”. If JPMIM rejects the Order, SEI will communicate such action to the AP.

Cash in Lieu Amount

In addition, each Fund reserves the right to permit or require the substitution of an amount of cash (“Cash In Lieu”) to be added to the Balancing Amount to replace any Deposit Security that may not be available in sufficient quantity for delivery or that may not be eligible for transfer. For example, this will be used in the event of halted or illiquid securities or in other circumstances. If a security is halted for a time period, cash-in-lieu will be implemented based on a fair value pricing. An additional Variable Fee may be charged to the AP and retained by the Fund to compensate for transaction costs related to the order.

Collateral for Missing Deposit Securities

Creation Units may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the shares on the date the order is placed since, in addition to available Deposit Securities, U.S. cash (or an equivalent amount of non-U.S. currency) must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) at least 105%, which the Trust may change from time to time, of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”) with a fund pending delivery of any missing Deposit Securities. The AP must deposit with the custodian the appropriate amount of US dollars by 10:00 a.m. New York time (or such other time as specified by the Trust) on the settlement date.

If the Custodian does not receive the Additional Cash Deposit in the appropriate amount by such time, then the order may be deemed to be rejected and the AP shall be liable to a fund for losses, if any, resulting therefrom. An additional amount of U.S. cash shall be required to be deposited with the Custodian, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to 105% as required, which the Trust may change from time to time, of the daily marked to market value of the missing Deposit Securities. To the extent that missing Deposit Securities are not received by the specified time on the settlement date, or in the event a marked-to market payment is not made within one Business Day following notification by the Distributor that such a payment is required, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The AP will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases. These costs will be deemed to include the amount by which the

13

actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the transmittal date plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Distributor or purchased by the Trust and deposited into the Trust. In addition, a transaction fee, as described below, will be charged in all cases.

Transaction Fees

In connection with the creation or redemption of Creation Units, the AP agrees to pay the Transaction Fee prescribed in the Prospectus applicable to creations or redemptions. Transaction Fees will differ for each Fund, depending on the transaction expenses related to each Fund’s portfolio instruments. The AP will receive a Prospectus that contains complete disclosure about Transaction Fees, including the maximum amount of the Transaction Fee charged by a Fund. Variations in the Transaction Fee may be imposed in the sole discretion of the Trust from time to time, as disclosed in the Prospectus, and the method of determining such variations will be disclosed in the SAI.

NAV Errors

The AP is advised that, pursuant to the JPM ETF’s Valuation Procedures, if an error occurs in calculating a Fund’s net asset value after an AP receives a Order confirmation but prior to the settlement date and the error results in a difference between the originally computed net asset value and the corrected net asset value that equals or exceeds $0.01 per share, the Custodian will reprocess the Order and notify the AP.

If there is a loss to the Fund as a result of the error in calculating the net asset value for a Purchase Order, the AP will be required to pay the additional value in cash on or prior to the settlement date. If there is a Fund benefit, the amount of the benefit will be returned to the AP on the settlement date. If there is an error for a Redemption Order, the amount the AP will receive will be adjusted prior to settlement.

14

APPENDIX A – GLOSSARY OF TERMS

“AP” refers to Authorized Participant.

“JPMorgan Chase Bank, N.A.” or “JPMCB” refers to the Funds’ custodian and transfer agent.

“Business Day” means each day the New York Stock Exchange is open for regular trading and the Fund and the Custodian are open for business.

“Cash” shall mean same day funds in United States dollars.

“CNS Process” means the Continuous Net Settlement clearing processes of NSCC, as such processes have been enhanced to effect purchases and redemptions of Creation Units.

“Creation” refers to the act of creating a Creation Unit Aggregation.

“Creation Unit” and “Creation Unit Aggregation” refers to an aggregation of a specified number of Shares of a particular Fund of the Trust as stated in the Prospectus.

“Custodian” refers to the Fund’s custodian, JPMorgan Chase Bank, N. A.

“Cut-off Time” refers to the time that a Purchase Order must be transmitted to SEI to be deemed received. All times are Eastern Time.

“Deposit Securities” refers to an in-kind deposit of a designated portfolio of securities as selected by the Sponsor

“DTC” refers to The Depository Trust Company.

“DTC Participant” refers to a participant in the facilities of the Depository Trust Company.

“DVP” refers to Delivery Versus Payment.

“Fund” refers to a series of J.P. Morgan Exchange-Traded Fund Trust.

“Procedures Handbook” refers to the J.P. Morgan Exchange-Traded Fund Trust Authorized Participant Procedures Handbook, as supplemented or amended from time to time.

“IIV” refers to Intraday Indicative Value.

“NAV” refers to net Asset value per share.

“NYSE Arca” refers to New York Stock Exchange Arca.

“Orders” refers to any order to purchase or redeem Creation Unit Aggregations.

“PIN” refers to a unique personal identification number assigned to each AP that helps identify the AP and authenticate instructions.

“Prospectus” refers to the Trust’s then current prospectus and statement of additional information included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Orders” refers to the action of placing and processing orders to purchase Creation Unit Aggregations.

“Redemption Orders” refers to the action of placing and processing orders to redeem Creation Unit Aggregations.

“Shares” refers to the shares represented in a Creation Unit Aggregation.

“SEC” refers to the Securities and Exchange Commission.

“SEI” refers to SEI Investments Distribution Co.

“SEI FA” refers to SEI Investments Fund Accounting and Administration of the Fund.

“Sponsor” refers to the Funds’ sponsor, J.P. Morgan Investment Management Inc.

“Transaction Fee” is a fixed dollar fee charged for each Creation Unit regardless of the number of Creations per Fund per Business Day for an AP and applicable variable fee charged based on the total value of Creation Aggregation Units purchased or redeemed.

“Transmittal Date” refers to the date on which a Purchase Order to purchase Creation Unit Aggregations is placed.

15

APPENDIX B – FUND INFORMATION

JPMorgan Diversified Return Global Equity ETF

Tickers
Exchange Trading Symbol	JPGE
Intraday Value (IOPV)	JPGE.IV
NAV Symbol	JPGE.NV
Div Equivalent Payment (Est. Cash Component) Symbol	JPGE.EU
Balancing Amount per Creation Unit Symbol	JPGE.TC
Shares Outstanding Symbol	JPGE.SO
WSJ Price/Bloomberg Symbol	TBD

Other Information
NSCC Instruction Symbol	Q100SI1
CUSIP #	46641Q100
NSCC Instruction CUSIP #	01S991743
Tax ID #	46-4862287
Shares Per Creation Unit	100,000
Lead Market Maker	TBD
Listing Exchange	NYSEArca
Creation/Redemption cut-off Time	4PM ET
Non Standard Order cut-off time	3PM ET
Cut-off time for orders placed on T-1 for next business day (T)	5PM ET
Settlement Cycle	T+3
Cash fund v. In-Kind fund	Partial Cash

16

AGENCY SERVICES AGREEMENT

SCHEDULE B

INDEX RECEIPT AGENT SERVICES

AND RELATED CUSTODY SERVICES FOR ETF SERIES

Following are the Index Receipt Agent services that shall be provided by J.P. Morgan for the Trust in respect of each Fund and their respective ETF Series. J.P. Morgan shall perform these services as Index Receipt Agent in conjunction with the custody services that are currently provided by J.P. Morgan, as Custodian, to each Fund under the terms of the Custody Agreement. J.P. Morgan shall be entitled to all the protective provisions in the Custody Agreement in respect of its duties and its performance as Index Receipt Agent and Custodian for the settlement of creations and redemptions of Creation Units of each ETF Series. If there are any inconsistencies between the terms of the Custody Agreement and the terms herein with respect to processing, clearance and the settlement of creation and redemption orders for ETF Shares of each ETF Series, the terms herein shall govern. Unless otherwise defined in this Schedule B, defined terms will have the same meaning as set forth in Section I of this Agreement.

A. Index Receipt Agent Services.

1. J.P. Morgan, with the assistance of the Trust, shall make application to NSCC to be the Index Receipt Agent on behalf of the Trust and each ETF Series for the processing, clearance and the settlement of creation and redemption orders for ETF Shares of each ETF Series and Creation Deposits through the facilities of NSCC and DTC.

2. The Distributor, on behalf of the Trust, shall enter into an Authorized Participant Agreement with each Authorized Participant, which shall be delivered to the J.P. Morgan and which J.P. Morgan, in its capacity as Index Receipt Agent, shall acknowledge.

3. In connection with the procedures that may be established from time to time between J.P. Morgan and the Trust on behalf of each ETF Series for the processing, clearance and settlement of the creation and redemption of Creation Units through the Clearing Process, J.P. Morgan shall:

(a) receive from the Investment Adviser daily, a computer generated file that is in form and substance acceptable to NSCC containing a list of the Deposit Securities (if applicable) for each ETF Series, (ii) receive from the Order Taker daily, a computer generated file that is in form and substance acceptable to NSCC containing the Balancing Amount and the Transaction Fee for each ETF Series and (iii) transmit both files (referenced in subparagraphs (i) and (ii) herein) as received to NSCC;

EXECUTION

(b) receive from the Distributor on each trade date a computer generated file that is in form and substance acceptable to NSCC and that contains creation orders from Authorized Participants that have been received and accepted by the Distributor on behalf of the Trust and each ETF Series, for the creation of Creation Units against delivery of Deposit Securities and a Cash Component; transmit the file of creation orders as received from the Distributor to NSCC; receive back from NSCC the file of creation orders enhanced with NSCC generated prices for the Deposit Securities contained in the file and deliver the enhanced file to Custodian for settlement; and, pursuant to such creation orders, instruct the Transfer Agent to create the appropriate number of ETF Shares of the applicable ETF Series for deposit to the Custodian’s DTC Participant Account;

(c) receive from the Distributor on each trade date a computer generated file that is in form and substance acceptable to NSCC and that contains redemption orders from Authorized Participants that have been received and accepted by the Distributor on behalf of the Trust for each Fund; transmit the file of redemption orders as received from the Distributor to NSCC; receive back from NSCC the file of redemption orders enhanced with NSCC generated prices for the Redemption Securities that are in the file and deliver the enhanced file to Custodian for settlement; and, pursuant to such redemption orders, instruct the Transfer Agent to redeem the appropriate number of ETF Shares of the applicable ETF Series in Creation Units and reduce the account of the Shareholder accordingly; and

(d) at the appropriate times, cause to be paid over to Authorized Participants Balancing Amounts on the creation or redemption of Creation Units, as instructed by the Distributor or the Trust on behalf of each ETF Series.

4. The Trust understands and agrees that all risk associated with the processing, clearance and settlement of the creation and redemption of ETF Shares, Deposit Securities and Redemption Securities and cash through the Clearing Process shall be that of the Trust and each ETF Series irrespective of whether in effecting such creations and redemptions for the Trust on behalf of each ETF Series through the Clearing Process, J.P. Morgan, as a member of NSCC, is acting as principal or as agent; and, in respect hereof, the Trust and each ETF Series, shall be bound by all the rules and procedures of NSCC and DTC as though it were the member or participant of such clearing and settlement systems.

B. Outside the Clearing Process.

1. The following transactions shall be handled Outside the Clearing Process:

(a) any creation or redemption of Creation Units that the Trust, its Distributor or another authorized agent shall instruct J.P. Morgan to settle Outside the Clearing Process; and

(b) any security create that is part of a Creation Deposit or redemption of Creation Units and that according to NSCC rules is deemed to be ineligible for the Clearing Process, including securities that are not eligible to be settled through DTC.

2. All such transactions shall be effected by J.P. Morgan on a delivery versus payment and receive versus payment basis through DTC and according to DTC’s rules, and the Trust or the ETF Series shall provide to J.P. Morgan the information and terms that are necessary to settle each transaction, including the cash value of each security settlement, unless the Trust’s or the ETF Series Instruction is that delivery is to be made free of payment; provided, however, that any security that is not DTC eligible shall be settled as a window delivery pursuant to street practice. All such transactions shall be effected by J.P. Morgan as Custodian and subject to the terms of the Custody Agreement. US fixed income securities that are not DTC eligible will be settled free of payment via the Fed or similar US clearing structure. Foreign equity and fixed income securities will be settled locally free of payment where permitted in such market.

3. The Trust recognizes that fails to receive may occur from time to time with respect to one or more of the security creates/redemptions among Deposit/Redemption Securities settled outside the Clearing Process.

(a) In the event an Authorized Participant has submitted a Creation Order for an ETF Series outside the clearing process, but is unable to transfer all or part of the Deposit Securities to J.P. Morgan at or prior to the required time, the Distributor or its agent will nonetheless accept the creation order if it is otherwise acceptable in form and substance, and rely on an undertaking by such Authorized Participant to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such Authorized Participant’s delivery and maintenance of collateral having a percentage value as specified by that Trust, provided that the Trust shall in no event specify a collateral value less than 105% of the value of the missing Deposit Securities. J.P. Morgan will calculate the requisite collateral level on each business day, using (i) prices and foreign exchange rates as furnished to J.P. Morgan by the Fund Administrator or its agent on behalf of the Trust and (ii) the collateral value specified by the Trust. The amount of required collateral may change from time to time and will be notified to the Authorized Participant by J.P. Morgan. Any collateral shall be in the form of US dollars and will be held by J.P. Morgan subject to the terms of the Custody Agreement.

(b) In the event an Authorized Participant has submitted a redemption request in proper form but is unable to transfer all or part of the Creation Unit to be redeemed to an ETF Series, the Distributor or its agent will nonetheless accept the redemption request in reliance on the undertaking by the Authorized Participant to deliver the missing shares as soon as possible, which such undertaking shall be secured by the Authorized Participant’s delivery and maintenance of collateral having a value at least equal to 105% of the value of the missing shares. J.P. Morgan will calculate the requisite collateral level on each business day, using (i) prices and foreign exchange rates as furnished to J.P. Morgan by the Fund Administrator or its agent on behalf of the Trust and (ii) the collateral value specified by the Trust. The amount of required collateral may change from time to time and will be notified to the Authorized Participant by J.P. Morgan. Any collateral shall be in the form of US dollars and will be held by J.P. Morgan subject to the terms of the Custody Agreement.

(c) The Trust acknowledges and agrees that J.P. Morgan’s calculation of the requisite collateral will be based solely on the information it receives pursuant to the preceding clauses B.3.(i)-(ii) and will not reflect any adjustment for purchase interest on debt securities or any other such adjustments. The Trust further agrees that it shall instruct the Fund Administrator to furnish prices and foreign exchange rates to J.P. Morgan, including in respect of unsettled positions in securities which are no longer Deposit Securities.

C. Settlement of Cash Component.

Any Cash Component to a particular transaction shall be handled over the funds transfer wire (Fedwire) or as part of J.P. Morgan’s overall daily net cash settlement at DTC.

D. Creation Deposits through the Clearing Process: Allocation of Fails; Posting of Accounts.

1. The Trust recognizes that fails to receive (including partial fails) may occur from time to time with respect to one or more of the security creates in a basket of Deposit Securities settled through the Clearing Process. The Trust acknowledges and agrees that, whenever a fail to receive shall occur on a settlement date, J.P. Morgan shall book to a single control account maintained for all funds for which J.P. Morgan provides Index Receipt Agent services (the “Control Account”), the quantity of the security that it failed to receive (each such fail a “short receive position”) and the cash value of that short position that it receives from NSCC (and that NSCC, pursuant to its rules, marks to market daily) pending settlement. J.P. Morgan shall not post to any ETF Series account any cash that it receives from NSCC on a short receive position pending settlement.

2. J.P. Morgan shall make available to the Trust a daily listing of all short receive positions that are in the Control Account and that relate to any ETF Series. J.P. Morgan will allocate daily, on a pro-rata or other basis deemed by it to be fair and equitable, short receive positions in the same security that is common to the securities accounts of such ETF Series and to the securities accounts of such other funds for which J.P. Morgan is acting as Index Receipt Agent. The Trust agrees that any such allocation shall be conclusive on the Trust and the affected ETF Series. When the Deposit Securities that are subject of the short receive positions are received by J.P. Morgan, they will be credited by J.P. Morgan on a FIFO basis to the custody accounts of the applicable funds. J.P. Morgan shall not process a securities transaction in a security having a short receive position in the Control Account to the extent the Trust does not have a sufficient quantity of that security in its ETF Series accounts with J.P. Morgan to settle the transaction. Custodian shall post Deposit Securities to the applicable ETF Series custody accounts on a contractual settlement basis pursuant to the terms of the Custody Agreement.

3. Should a short receive position in a security remain in the Control Account for two (2) or more NSCC business days, the Trust may elect to instruct J.P. Morgan to exercise NSCC’s buy-in rules with respect to that short position. If an ETF Series needs to sell a short security in its account, the Trust may request that J.P. Morgan exercise a buy-in of the short security under applicable NSCC rules.

E. Redemptions through the Clearing Process: Delivery Fails; Posting of Cash.

1. The Trust recognizes that on the redemption of Creation Units of an ETF Series through the Clearing Process J.P. Morgan, on behalf of the applicable ETF Series, is obligated to deliver to NSCC on the settlement date the required type and amount of Redemption Securities to redeem the Creation Units of the applicable ETF Series. It shall be the responsibility of the Trust and each ETF Series to maintain in the custody account the required type and amount of Redemption Securities for the redemption of Creation Units of each ETF Series. Should the custody account of an ETF Series for any reason (for example, through the Trust’s participation in a securities lending program on behalf of the ETF Series) have a short position in respect of any of the securities creates comprising the basket of Redemption Securities (a “short delivery position”) with the result that, on settlement date, J.P. Morgan is unable to deliver a sufficient quantity of the Redemption Securities to NSCC, the Trust acknowledges that J.P. Morgan shall be obligated under NSCC’s rules to fund the short delivery position with cash pending delivery of the quantity of securities needed to cover the short delivery position. J.P. Morgan shall be entitled to charge to the account of the applicable ETF Series the amount of cash needed to cover the short delivery position. In the event that J.P. Morgan advances its own funds to cover an ETF Series short delivery position, J.P. Morgan, in its discretion, may charge the applicable EFT Series interest on the amount of the advance at the rate that J.P. Morgan charges for advances of a similar nature to similar customers of J.P. Morgan, unless J.P. Morgan and the Trust have mutually agreed in writing upon another rate.

2. In the event that J.P. Morgan shall have advanced its own funds to cover a short delivery position at NSCC for an ETF Series, J.P. Morgan shall have, to the extent of the amount of the advance, a security interest in the securities that remain in the ETF Series custody account and J.P. Morgan shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. Nothing herein or in the Custody Agreement shall be construed to mandate that J.P. Morgan, acting as Index Receipt Agent for the Trust and each ETF Series, effect redemptions of Creation Units where J.P. Morgan, acting in good faith, believes that it may not be repaid an advance by the Trust or the ETF Series or otherwise not receive from the ETF Series delivery of the Redemption Securities that are the subject of a short delivery position.

F. Establish Procedures.

The Trust and J.P. Morgan, from time to time, may establish written procedures for the processing and settlement and related activities effected for ETF Shares of each ETF Series through the Clearing Process and Outside the Clearing Process.

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF ETF SERIES

JPMorgan Diversified Return Global Equity ETF

JPMorgan Diversified Return International Ex-North America Equity ETF

JPMorgan Diversified Return Emerging Markets Equity ETF

EXECUTION

AGENCY SERVICES AGREEMENT

EXHIBIT B

FEES

ETF Authorized Participant Fees The Authorized Participant fees are based on net create/redeem activity per account per broker order.	Fee per Transaction
Transaction Fee per create / redeem	250.00

Fee Terms and Conditions

J.P. Morgan’s fees shall remain in place for a period of 3 years from May 7, 2014. J.P. Morgan reserves the right to renegotiate its fee schedule at any time, should the Trust’s actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal. The fee schedule may also be amended by mutual agreement of the parties if the Trust’s service requirements change; each party agrees to negotiate, diligently and in good faith, to agree upon new fees for such service requirement changes.

Fees for additional service(s) added at the request of the Trust while this fee schedule is in effect will be assessed at J.P. Morgan’s standard price(s), unless an alternative pricing arrangement is agreed upon in advance by the Trust and J.P. Morgan.

J.P. Morgan requires invoices to be paid in U.S. Dollars, unless J.P. Morgan and the Trust have agreed upon alternative payment arrangements in advance of remittance.